Exhibit 10.13

EXECUTION VERSION

GLOBAL BRASS AND COPPER, INC.,

as Issuer

the GUARANTORS named herein

9.50% SENIOR SECURED NOTES DUE 2019

INDENTURE

Dated as of June 1, 2012

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee and Notes Collateral Agent

-i-

-ii-

-iii-

-iv-

		Page

Section 13.09	GOVERNING LAW	140
Section 13.10	No Recourse Against Others	140
Section 13.11	Successors	141
Section 13.12	Multiple Originals	141
Section 13.13	Table of Contents; Headings	141
Section 13.14	Indenture Controls	141
Section 13.15	Intercreditor Agreement Governs	141
Section 13.16	Severability	141

EXHIBITS

Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF SUPPLEMENTAL INDENTURE

-v-

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)	7.10
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	N.A.
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)	7.06
	(c)	N.A.
	(d)	N.A.
314	(a)	4.09
	(b)	11.02
	(c)(1)	N.A.
	(c)(2)	N.A.
	(c)(3)	N.A.
	(d)	11.04; 11.05
	(e)	N.A.
	(f)	N.A.
315	(a)	N.A.
	(b)	N.A.
	(c)	N.A.
	(d)	N.A.
	(e)	N.A.
316	(a) (last sentence)	N.A.
	(a)(1)(A)	N.A.
	(a)(1)(B)	N.A.
	(a)(2)	N.A.
	(b)	N.A.
317	(a)(1)	N.A.
	(a)(2)	N.A.
	(b)	N.A.
318	(a)	N.A.

N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture

-vi-

INDENTURE dated as of June 1, 2012 among Global Brass & Copper, Inc., a Delaware corporation (the “Company”), Global Brass & Copper Holdings, Inc. (“Holdings”), a Delaware corporation, the Subsidiary Guarantors (as defined herein) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and the Notes Collateral Agent (as defined herein).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of Notes issued under this Indenture.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“ABL Collateral” means (i) accounts, inventory, chattel paper, deposit accounts, investment accounts, investment property (other than equity interests in Holdings’ Subsidiaries, including the Company and the Subsidiary Guarantors), (ii) solely to the extent related to any of the foregoing, documents, instruments, letter-of-credit rights, and supporting obligations, and (iii) solely to the extent related to any of the assets described in clauses (i) and (ii) above, general intangibles (other than intellectual property) and books and records, and (iv) solely the proceeds and products of any of the foregoing, it being agreed that all Business Interruption Insurance Proceeds not consisting of payment for lost profits shall constitute ABL Collateral. All terms used in this definition of “ABL Collateral” defined in the Uniform Commercial Code have the meanings assigned to them in the Uniform Commercial Code. The foregoing includes, without limitation, Proceeds of judgments solely to the extent relating to any of the property referred to above, Proceeds in the form of Business Interruption Insurance Proceeds, insurance proceeds and condemnation awards in each case solely to the extent relating to any of the property referred to in this definition of “ABL Collateral,” Proceeds in the form of indemnity payments solely to the extent relating to any of the property referred to in this definition of “ABL Collateral” and purchase price adjustments solely to the extent relating to any of the property referred to in this definition of “ABL Collateral.” General intangibles included in the ABL Collateral include, without limitation, payment intangibles, contract rights, commercial tort claims, choses in action or causes of actions or claims in each case solely to the extent arising out of or supporting the payment or performance of Accounts or Inventory or relating to any of the property referred to in this definition of “ABL Collateral”; guaranty or warranty claims in each case solely to the extent relating to Accounts or Inventory or any of the property referred to in this definition of “ABL Collateral”; rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party in each case solely to the extent relating to

Inventory; goods described in invoices, documents, contracts or instruments solely with respect to Accounts, including returned, repossessed and reclaimed goods, and deposits by and property of account debtors or other Persons securing the obligations of account debtors, in each case solely to the extent supporting, or arising from, Accounts or Inventory of the Company or any Guarantor and solely to the extent otherwise constituting ABL Collateral; and monies, credit balances, deposits and other property of the Company and each Guarantor in each case solely to the extent constituting proceeds of Accounts, Inventory or any of the foregoing now or hereafter held or received by or in transit to the collateral agent under the ABL Facility or any of its “agents” in accordance with the ABL Facility or at any other depository or other institution from or for the account of the Company or any Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise. ABL Collateral does not consist of any of the following: any interest (fee, leasehold or otherwise) in any real property; intellectual property; equipment; equity interests of Holdings’ Subsidiaries, including the Company and the Guarantors; and any Proceeds of any of the foregoing.

“ABL Facility” means (i) the Amended and Restated Loan and Security Agreement, dated as of August 18, 2010, as amended as of the Issue Date, among Holdings, the Company and each other Subsidiary of the Company from time to time designated as a “Borrower” or “Guarantor” thereunder, the lenders party thereto and Wells Fargo Bank, National Association (or an affiliate thereof), as agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original agents, lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness thereunder or under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, and (ii) whether or not the facility referred to in clause (i) remains outstanding, if designated by the Company in writing to the Trustee and the Notes Collateral Agent to be included in the definition of “ABL Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such Person, as applicable.

“Additional Notes” means any Notes (other than the Initial Notes), if any, issued under the terms of this Indenture subsequent to the Issue Date.

“Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period; plus

(2) Consolidated Interest Expense; plus

(3) depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting) of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with Applicable Accounting Standards, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period; plus

(4) the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness; plus

(5) transaction costs incurred in connection with any acquisition or financing; plus

(6) any impairment charges or asset write-offs, in each case pursuant to Applicable Accounting Standards; plus

(7) the amount of management, monitoring, consulting and advisory fees and related expenses and indemnities paid to the Sponsor (or any accruals relating to such fees and related expenses) during such period; plus

(8) [Reserved.]

(9) non-recurring unrealized losses arising from Hedging Obligations of the Company and the Restricted Subsidiaries permitted under this Indenture; plus

(10) expenses to the extent covered by contractual indemnification or refunding provisions in favor of the Company or any of its Restricted Subsidiaries in connection with any acquisition or other Investment or any disposition of assets permitted under this Indenture, to the extent actually paid or refunded in cash by a third party other than the Company or a Restricted Subsidiary during such period;

less, without duplication,

(11) non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period, including the amortization of employee benefit plan prior service costs); minus

(12) non-recurring unrealized profits arising from Hedging Obligations of the Company and the Restricted Subsidiaries.

For purposes of this definition, “unrealized losses” means the Fair Market Value of the cost to such Person of replacing such Hedging Obligations as of the date of determination (assuming the Hedging Obligation were to be terminated as of that date), and “unrealized profits” means the Fair Market Value of the gain to such Person of replacing such Hedging Obligations as of the date of determination (assuming such Hedging Obligation were to be terminated as of that date).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“After-Acquired Property” means (i) equipment or fixtures acquired by the Company or any Guarantor after the Issue Date which constitute accretions, additions or technological upgrades to the equipment or fixtures that form part of the Notes Collateral, (ii) any equipment, fixtures and real estate of the Company or any Guarantor acquired after the Issue Date and which is not subject to a Permitted Lien pursuant to clause (6) or (10) of the definition thereof, (iii) any assets acquired by the Company or any Restricted Subsidiary in compliance with Section 4.06(a)(iii) or pursuant to an Asset Sale Investment contemplated by Section 4.06(b)(i), (iv) all Capital Stock of the Company issued after the Issue Date, (v) all of the Capital Stock acquired after the Issue Date (subject to the limits described in Section 11.01(b)) and held by the Company, Holdings or any Subsidiary Guarantor (which, in the case of any first-tier Foreign Subsidiary, will be limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such first-tier Foreign Subsidiary), (vi) substantially all of the other tangible and intangible assets of the Company, Holdings and each Subsidiary Guarantor acquired after the Issue Date; and (vii) any asset or other property, whether personal, real or other, that was designated as an “Excluded Asset,” which asset or other property ceases to constitute an Excluded Asset.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Accounting Standards” means, as of the Issue Date, GAAP; provided, however, that the Company may, upon not less than sixty (60) days’ prior written notice to the Trustee, change the Applicable Accounting Standards to IFRS; provided, however, that notwithstanding the foregoing, if the Company so change to IFRS, it may elect, in their sole discretion, to continue to utilize GAAP for the purposes of making all calculations under this Indenture that are subject to Applicable Accounting Standards and the notice to the Trustee required upon the change to IFRS shall set forth whether or not the Company intends to continue to use GAAP for purposes of making all calculations under this Indenture. In the event the Company elects to change to IFRS for purposes of making calculations under this Indenture, references in this Indenture to a standard or rule under GAAP shall be deemed to refer to the most nearly comparable standard or rule under IFRS.

“Applicable Premium” means,

(1) with respect to any Note on any applicable redemption date, the greater of:

(a) 1.0% of the then outstanding principal amount of such Note; and

(b) the excess of:

(A) the present value at such redemption date (or date of deposit) of the sum of (i) the redemption price of such Note at June 1, 2016 (such redemption price being set forth in Paragraph 5 of such Note) plus (ii) all required interest payments due on such Note through June 1, 2016 (excluding accrued but unpaid interest), such present value to be computed using a discount rate equal to the Treasury Rate as of such redemption date (or date of deposit) plus 50 basis points; over

(B) the then outstanding principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of assets (including by way of a Sale/Leaseback Transaction) of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business (each referred to in this definition as a “disposition”) or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary of the Company other than directors’ or other legally required qualifying shares) (whether in a single transaction or a series of related transactions), in each case other than:

(a) a disposition of Cash Equivalents or Investment Grade Securities;

(b) disposition of obsolete, damaged or worn out equipment or other property or other disposals of equipment or other property in connection with reinvestment in or replacement of equipment or other property, in each case, in the ordinary course of business;

(c) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01(a) or any disposition that constitutes a Change of Control;

(d) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;

(e) any disposition of assets of the Company or any Restricted Subsidiary having an aggregate Fair Market Value of less than $7.5 million; provided, however, that the aggregate Fair Market Value of all dispositions made pursuant to this clause (e) shall not exceed $15.0 million;

(f) any disposition of assets of the Company or any Restricted Subsidiary having an aggregate Fair Market Value of less than $1.0 million;

(g) any disposition of assets to the Company or any Restricted Subsidiary of the Company, including by way of merger;

(h) any exchange of assets for assets related to a Similar Business to the extent of comparable or better market value, as determined in good faith by the Company, which in the event of an exchange of assets with a Fair Market Value in excess of (1) $7.5 million shall be evidenced by an Officer’s Certificate, and (2) $15.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Company;

(i) any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(j) any disposition of ABL Collateral;

(k) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(l) any sale, disposition or factoring of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions;

(m) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(n) any agreement or arrangement involving, relating to or otherwise facilitating, (i) requirements contracts, (ii) tolling arrangements or (iii) the reservation or presale of production capacity of the Company or any of its Restricted Subsidiaries by one or more third parties;

(o) sales or grants of licenses or sublicenses to use the Company’s or any of its Restricted Subsidiaries trademarks, patents, trade secrets, know-how or other intellectual property and technology to the extent that such sale, license or sublicense does not prohibit the licensor from using such trademark, patent, trade secret, know-how, technology or other intellectual property; and

(p) any Sale/Leaseback Transaction pursuant to which the Company or any Restricted Subsidiaries receives with respect to such transaction aggregate consideration of less than $2.0 million.

For purposes of this definition of “Asset Sale,” a transaction that would otherwise be an Asset Sale need not be excluded pursuant solely to one clause above and may be divided among the clauses above as well as excluded in part pursuant to one or more of such clauses and treated in part as an Asset Sale under Section 4.06.

“Asset Sale Cash Equivalents” means, in connection with an Asset Sale by the Company or any of its Restricted Subsidiaries:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or any Restricted Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Notes or the Guarantees of the Notes, as the case may be) that are (i) assumed by the transferee of any assets pursuant to an Asset Sale or (ii) retired, canceled or otherwise terminated in connection with such Asset Sale;

(b) any notes or other obligations or other securities or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received); and

(c) except in the case of an Asset Sale of any Notes Collateral, any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) 3.5% of Total Assets and (y) $20.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

“Asset Sale Investment” means an investment in any one or more businesses, assets or capital expenditures, in each case used or useful in a Similar Business; provided, however, that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Company or, if such Person is a Restricted Subsidiary of the Company, in an increase in the percentage ownership of such Person by the Company or any Restricted Subsidiary of the Company.

“Bank Collateral Agent” means Wells Fargo Bank, National Association and any successor under the ABL Facility, acting as collateral agent on behalf of the lenders under the ABL Facility and any other Lenders Debt, or if there is no ABL Facility, the “Bank Collateral Agent” designated pursuant to the terms of the Lenders Debt.

“Bank Lenders” means the lenders or holders of Indebtedness issued under the ABL Facility.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means each day which is not a Legal Holiday.

“Business Interruption Insurance” means insurance under any insurance policy that replaces income or earnings lost as a result of any event that interrupts the operations of the policyholder’s business or is otherwise designed to insure the policyholder against interruptions in the operations of the policyholder’s business.

“Business Interruption Insurance Proceeds” means any net cash payments or proceeds received by Holdings or any of its Subsidiaries under any Business Interruption Insurance.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Company described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) U.S. dollars or any other currency held from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the government of, or any agency or instrumentality of, the United States of America, in each case with maturities not exceeding two years after the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years and overnight bank deposits and demand deposits (in their respective local currencies), in each case with any commercial bank having capital and surplus in excess of $250.0 million or the foreign currency equivalent thereof;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or, in the case of an obligor domiciled outside of the United States, reasonably equivalent ratings of another internationally recognized credit rating agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than the Sponsor or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or, in the case of an obligor domiciled outside of the United States, reasonably equivalent ratings of another internationally recognized credit rating agency) in each case with maturities not exceeding two years from the date of acquisition; and

(8) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following events:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies;

(3) the Company ceasing to be at any time a direct or indirect Wholly Owned Subsidiary of Holdings; or

(4) the merger, consolidation, amalgamation or arrangement of Holdings with or into another Person or the merger, consolidation, amalgamation or arrangement of another Person with or into Holdings or the merger, consolidation, amalgamation or arrangement of any Person with or into a Subsidiary of Holdings, unless the holders of a majority of the aggregate voting power of the Voting Stock of Holdings, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person;

provided, however, that (1) a transaction in which Holdings or any direct or indirect parent of the Company becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “New Parent”) shall not constitute a Change of Control if (a) the shareholders of Holdings or such parent immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of Holdings or such parent, immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than a Permitted Holder and the New Parent (but including the holders of the Equity Interests of the New Parent), “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of Holdings or the New Parent; (2) any transaction in which the Company remains a Wholly Owned Subsidiary of Holdings, but one or more intermediate holding companies between Holdings and the Company are added, liquidated, merged or consolidated out of existence, shall not constitute a Change of Control; (3) any holding company whose only significant asset is Capital Stock of the Company, Holdings or any direct or indirect parent of the Company shall not itself be considered a “person” or “group” for purposes of this definition; (4) the transfer of assets between or among the Restricted Subsidiaries and the Company in accordance with the terms of this Indenture shall not itself constitute a Change of Control; (5) a “person” or “group” shall not be deemed to have beneficial ownership of securities (or “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act)) subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; (6) the term “Change of Control” shall not include a merger or consolidation of the Company (or any direct or indirect parent thereof) with, or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company (or direct or indirect parent thereof) to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; (7) a sale of assets pursuant to an Asset Sale permitted under Section 4.06 or a transfer of Net Proceeds related thereto shall not itself constitute a Change of Control; and (8) any of the events described above in clauses (1) and (2) shall not constitute a “Change of Control” during a Suspension Period unless a Change of Control Rating Event also occurs in connection therewith.

“Change of Control Rating Event” means that the rating of the Notes become downgraded by both Moody’s and S&P on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60 day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by Moody’s and S&P).

“Clearstream” means Clearstream Banking, S.A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the assets and properties subject to the Liens created by the Security Documents.

“Company” has the meaning assigned to such term in the introductory statement to this Indenture.

“consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary shall be accounted for as an Investment.

“Consolidated Interest Expense” means, with respect to any Person (the “Specified Person”) for any period, the sum, without duplication, of:

(1) consolidated interest expense of the Specified Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees);

(2) consolidated capitalized interest of the Specified Person and its Restricted Subsidiaries for such period, whether paid or accrued;

(3) commissions, discounts, yield and other fees and charges Incurred for such period in connection with any Receivables Financing of the Specified Person or any of its Restricted Subsidiaries which are payable to Persons other than the Company and its Restricted Subsidiaries;

(4) dividends accrued for such period in respect of all Disqualified Stock of the Specified Person and any of its Restricted Subsidiaries and all Preferred Stock (including Designated Preferred Stock) of any such Restricted Subsidiaries, in each case held by Persons other than the Company or a Wholly Owned Subsidiary (in each such case other than (x) dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company and (y) dividends that are payable only at such time as there are no Notes outstanding); and

(5) interest accruing for such period on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by (or secured by the assets of) the Specified Person or any of its Restricted Subsidiaries;

less

(6) interest income of the Specified Person and its Restricted Subsidiaries for such period.

Notwithstanding the foregoing, any charges arising from (i) the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall— Recognition” to any series of Preferred Stock other than Disqualified Stock or (ii) the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options— Recognition,” in each case, shall be disregarded in the calculation of Consolidated Interest Expense.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1) any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) and any restructuring expenses, including any severance expenses, relocation expenses, one-time compensation charges, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, business optimization costs, signing, retention or completion bonuses or expenses (including relating to severance, relocation, one-time compensation charges, the acquisition transaction and reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses, facilities closing costs, facilities opening costs, business optimization costs, costs or charges associated with reductions in force and signing, retention or completion bonuses) shall be excluded;

(2) the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with Applicable Accounting Standards shall be excluded;

(3) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

(4) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded;

(5) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided, however, that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in clause (6) below);

(6) solely for the purpose of determining the amount available for Restricted Payments under Section 4.04(a)(3)(A), the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided, however, that the net loss of any such Restricted Subsidiary for such period shall be included;

(7) any increase in amortization or depreciation or other noncash charges resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded;

(8) any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off, in each case pursuant to Applicable Accounting Standards, and the amortization of intangibles arising pursuant to Applicable Accounting Standards shall be excluded;

(10) any unrealized net after-tax income (loss) from Hedging Obligations or cash management Obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging” or from other derivative instruments shall be excluded;

(11) currency translation gains or losses (or similar charges) or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk entered in relation with Indebtedness) will be excluded;

(12) any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles— Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long—Lived Assets” (other than with respect to impairments or write-offs of inventory), Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” shall be excluded;

(13) non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition” shall be excluded;

(14) any expenses or charges related to the Transactions, any Equity Offering, non-ordinary course Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture; including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, shall be excluded;

(15) all net after-tax charges, expenses, gain or income with respect to curtailments, discontinuations or modifications to pension and post-retirement employee benefit plans shall be excluded;

(16) any (a) one-time non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (c) write-offs or writedowns of goodwill will be excluded;

(17) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries shall be excluded; and

(18) to the extent not included in Net Income, any Business Interruption Insurance Proceeds for such period in an aggregate amount not to exceed $5.0 million during the term of this Indenture.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Company or a Restricted Subsidiary of the Company to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Sections 4.04(a)(3)(D) and (E).

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries on the date of determination that constitutes Secured Indebtedness to (b) the aggregate amount of Adjusted EBITDA for the then most recent four fiscal quarters for which internal financial statements of the Company and its Restricted Subsidiaries are available in each case with such pro forma adjustments to Consolidated Total Indebtedness and Adjusted EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum of (1) the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries (excluding Hedging Obligations and any undrawn letters of credit issued in the ordinary course of business) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and its Restricted Subsidiaries and all Preferred Stock of Restricted Subsidiaries of the Company, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with Applicable Accounting Standards.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Company or any of its Restricted Subsidiaries that is a Guarantor in an aggregate principal amount not greater than 100% of the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company (including by the purchase of Equity Interests (other than Disqualified Stock or Designated Preferred Stock) to the extent such proceeds of the purchase of Equity Interests are excluded from the calculation under Section 4.04(a)) by any stockholder of the Company (other than a Restricted Subsidiary) after the Issue Date; provided, however, that:

(1) if the aggregate principal amount of such Indebtedness Incurred pursuant to Section 4.03(b)(xxii) is greater than one times such cash contributions to the capital of the Company, the amount in excess shall be Indebtedness with a Stated Maturity later than the Stated Maturity of any Note then outstanding;

(2) such Indebtedness Incurred pursuant to Section 4.03(b)(xxii) (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the Incurrence date thereof; and

(3) such cash contribution is not and has not been used to make a Restricted Payment.

“Credit Agreement” means one or more debt facilities (including, without limitation, the ABL Facility), in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original agents, lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time after the Issue Date, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness thereunder or under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, and (ii) whether or not any credit agreement referred to in clause (i) remains outstanding, if designated by the Company in writing to the Trustee and the Notes Collateral Agent to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time. Any agreement or instrument other than the ABL Facility in effect on the Issue Date must be designated in writing delivered to the Trustee and the Notes Collateral Agent by the Company as a “Credit Agreement” for purposes of this Indenture in order to be deemed a Credit Agreement.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate.

“Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent company of the Company, as applicable (other than Disqualified Stock), that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided, however, that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto)),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the last maturity date of the Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an underwritten primary public offering of common stock of the Company or any direct or indirect parent company of the Company, as applicable, in each case pursuant to an effective registration statement under the Securities Act.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means (1) the 9.50% Senior Secured Notes Due 2019 issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Excluded Assets” means the collective reference to (a) any lease, license, contract or agreement to which the Company or any Guarantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to the Company or any Guarantor, or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in subclause (i) or (ii) above; provided further, however, that the exclusions referred to in clause (a) of this definition shall not include any Proceeds of any such lease, license, contract or agreement; (b) any Excluded Equity; (c) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application, or the Trademark that is the subject thereof, under applicable federal law; (d) any property or asset which is subject to a certificate of title under a statute of any jurisdiction; (e) any Equipment which is subject to a purchase money mortgage or other purchase money Lien (including Capitalized Lease Obligations) permitted under this Indenture if (i) the valid grant of a Lien to the Notes Collateral Agent in such item of Equipment is prohibited by the terms of the agreement between the Company or any Guarantor and the holder of such purchase money mortgage or other purchase money Lien or under applicable law and such prohibition has not been or is not waived, or the consent of the holder of the purchase money mortgage or other purchase money Lien has not been or is not otherwise obtained, or under applicable law such prohibition cannot be waived and (ii) the purchase money mortgage or other purchase money Lien on such item of Equipment is or shall become valid and perfected; (f) without duplication of the foregoing clause (e), any property or asset acquired after the Issue Date to the extent that, and for so long as, granting a security interest in such asset would violate applicable law or an enforceable contractual obligation binding on such asset that existed at the time of acquisition thereof and was not created or made binding on such asset in contemplation or in connection with the acquisition of such asset; (g) any property or assets located outside the United States of America (or any state or territory thereof or the District of Columbia) or owned by any Foreign Subsidiaries; (h) any debt securities issued to the Company or any Guarantor having, in the case of each instance of debt securities, an aggregate principal amount not in excess of $5 million; (i) any letter of credit rights to the extent (x) not constituting Supporting Obligations or (y) the Company or any Guarantor is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose; (j) any bank accounts (including any deposit accounts, any bank accounts of which the proceeds secure Hedging Obligations, bank accounts used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the Company’s or any Guarantors’ employees, and any escrow and other trust accounts); (k) any assets constituting or purporting to constitute ABL Collateral, but which Liens thereon are not required to be perfected under the Senior Credit Documents, or where the perfection of such Liens has been waived by the Bank Collateral Agent or other applicable holder of Lenders Debt, or where the Liens thereon have been released by the Bank Collateral Agent or other applicable holder of Lenders Debt; (l) any leasehold interest in real property; and (m) (i) all assets of Holdings other than its Capital Stock in the Company and (ii) Capital Stock and other securities of a Subsidiary of the Company to the extent that a pledge of such Capital Stock or other securities requires separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency) under Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation that would require the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary (other than the Company). All capitalized terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the Uniform Commercial Code.

Notwithstanding the foregoing, the Company may, at its option, elect to treat as Collateral (including as Notes Collateral or ABL Collateral) any assets or property that otherwise would be Excluded Assets, to the extent specified by the Company in writing to the Trustee and the Notes Collateral Agent. No assets of any Subsidiary of the Company that is not a Guarantor (including any Capital Stock owned by any such Subsidiary) shall constitute Collateral.

“Excluded Contributions” means the net cash proceeds received by the Company after the Issue Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Company or pursuant to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3).

“Excluded Equity” means:

(1) any of the outstanding capital stock or other equity interests of (i) Unrestricted Subsidiaries, (ii) any “first tier” Controlled Foreign Corporation (as defined in Section 957(a) of the Internal Revenue Code of 1986, as amended from time to time) in excess of 65% of the voting power of all classes of capital stock of such “first tier” Controlled Foreign Corporation entitled to vote, (iii) any “first tier” Foreign Subsidiary in excess of 65% of the voting power of all classes of capital stock of such “first tier” Foreign Subsidiary entitled to vote, (iv) any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary, (v) any Controlled Foreign Corporation that is not a “first tier” Controlled Foreign Corporation and (vi) any Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes;

(2) to the extent applicable law requires that a Subsidiary of the Company or any Guarantor issue director’s qualifying shares, such shares or nominee or other similar shares;

(3) any Equity Interests of a Subsidiary to the extent that, as of the Issue Date, and for so long as, such a pledge of such equity interests would violate applicable law binding on or relating to such Equity Interests; and

(4) any Equity Interests acquired after the Issue Date in a Person that is not a Subsidiary if, and to the extent that, and for so long as, a grant of a security interest in such Equity Interests would violate applicable law or an enforceable contractual obligation binding on or relating to such Equity Interests (if such obligation existed at the time of acquisition of such Equity Interests and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Equity Interests).

“Existing Term Loan” means the obligations of the Company and the Guarantors under the Credit and Guaranty Agreement, dated as of August 18, 2010, among the Company, Holdings, the Subsidiary Guarantors, various lenders and Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Except as expressly provided to the contrary, the Fair Market Value of assets or property other than cash shall be determined in good faith by the Company and (1) in the event of any property with a Fair Market Value in excess of $10.0 million, shall be set forth in an Officer’s Certificate or (2) in the event of any property with a Fair Market Value in excess of $20.0 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors of the Company.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Adjusted EBITDA of such Person for such period to the Consolidated Interest Expense of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries Incurs, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, and the use of proceeds therefrom (if applicable), as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation of Consolidated Interest Expense shall not give effect to (x) any Indebtedness permitted under the definition of “Permitted Debt” incurred on the Calculation Date or (y) any discharge of Indebtedness on the Calculation Date to the extent such discharge results from the proceeds of such Indebtedness.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	Investments, acquisitions, mergers, consolidations, dispositions, amalgamations, discontinued operations (as determined in accordance with Applicable Accounting Standards) and any operational changes that have been made by the Company or any of its Restricted Subsidiaries, or any Person or any of its Restricted Subsidiaries acquired by, merged or consolidated with Holdings, the Company or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect, including giving effect to Pro Forma Cost Savings, as if they had occurred on the first day of the four-quarter reference period;

(2)	the Adjusted EBITDA attributable to discontinued operations, as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of Holdings, the Company or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness).

For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. For purposes of determining whether any Indebtedness constituting a Guarantee may be incurred, the interest on the Indebtedness to be guaranteed shall be included in calculating the Fixed Charge Coverage Ratio on a pro forma basis. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with Applicable Accounting Standards. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting

Standards Board and (iii) in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.07(g)(2).

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibits A1 and A2 hereto and that bears the Global Note Legend and that has the “Schedule of Increases or Decreases in Global Note” attached thereto, issued in accordance with Section 2.02, 2.07(b)(3), 2.07(d)(2) or 2.07(e).

“Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Grantors” means the Company, Holdings and each Subsidiary Guarantor.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Company under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.

“Guarantor” means any Person that Incurs a Guarantee with respect to the Notes; provided, however, that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and other agreements or arrangements, in each case designed to manage exposure to fluctuations in currency exchange rates, interest rates or commodity prices.

“holder”, “Holder”, “noteholder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” has the meaning assigned to such term in the introductory statement to this Indenture.

“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of the election, if any, by the Company to change Applicable Accounting Standards to IFRS; provided, however, that IFRS shall not include any provision of such standards that would require a lease that would be classified as an operating lease under GAAP to be classified as Indebtedness or a finance or capital lease.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor (whether or not an Affiliate) (provided that in each case such trade payable or similar Obligation to a trade creditor is Incurred in the ordinary course of business and payable in accordance with customary trade practices), (d) in respect of Capitalized Lease Obligations, (e) representing the net obligation under any Hedging Obligations and (f) of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor or such Person has no liability therefor as a matter of law;), if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with Applicable Accounting Standards;

(2) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP;

(3) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition;

(4) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person; and

(5) to the extent not otherwise included, with respect to the Company and its Restricted Subsidiaries, the amount then outstanding (including amounts advanced, and received by, and available for use by, the Company or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Company or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing); provided, however, that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time, in accordance with the terms hereof.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Similar Business, in each case of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means (1) $375,000,000 in aggregate principal amount at maturity of 9.50% Senior Secured Notes Due 2019 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Initial Purchasers” means (a) with respect to the Initial Notes issued on the Issue Date, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC and (b) with respect to each issuance of Additional Notes, the Persons purchasing or underwriting such Additional Notes under the related Purchase Agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, without regard to outlook.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition,

(2) investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment or distribution, and

(3) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by Applicable Accounting Standards to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

The amount of any Investment outstanding at any time shall be the original amount of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received by Holdings, the Company or a Restricted Subsidiary in respect of such Investment.

“Issue Date” means June 1, 2012, the date on which the Initial Notes are issued.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lenders Debt” means all (i) Indebtedness outstanding from time to time under the ABL Facility (including all principal, interest, fees, costs and expenses thereunder), (ii) any Indebtedness which has a priority security interest relative to the Notes in the ABL Collateral, (iii) all Obligations with respect to such Indebtedness and any Hedging Obligations directly related to any Lenders Debt and (iv) all Obligations incurred with any Bank Lender (or their affiliates) in connection with the delivery of cash management and related services and other commercial bank products.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided, however, that in no event shall an operating lease or an agreement to sell other than as described above be deemed to constitute a Lien.

“Management Services Agreement” means the agreement, dated as of November 19, 2007, among KPS Management II, L.P., KPS Management III, L.P., the Company, Global Metals, LLC, Chase Brass, LLC and A.J. Oster, LLC.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with Applicable Accounting Standards and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(c)) to be paid as a result of such transaction (including to obtain any required consent therefor), and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with Applicable Accounting Standards against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction. In the case of any Asset Sale that involves the sale of any Capital Stock of any Restricted Subsidiary that owns assets that constitute ABL Collateral, the Net Proceeds of such Asset Sale attributable to such Capital Stock shall also be net of the Fair Market Value of the assets of such Restricted Subsidiary constituting ABL Collateral.

“Notes” means the Initial Notes and the Exchange Notes, treated as a single class, except as otherwise specifically provided in this Indenture.

“Notes Collateral” means the portion of the Collateral as to which the Notes have a priority security interest relative to Lenders Debt.

“Notes Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as collateral agent hereunder and under the Security Documents, and any successor thereto in such capacity.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary), or any successor Person thereto, and shall initially be the Trustee.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided, however, that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

“Off-Balance Sheet Financing Amount” means, at any date, with respect to any Qualified Receivables Financing, the face or notional amount of any interest in assets of the type described in the definition of the term Qualified Receivables Financing transferred to a Receivables Subsidiary in connection with such Qualified Receivables Financing by or on behalf of the Company or any of its Subsidiaries.

“Offering Circular” means the Offering Circular dated May 24, 2012, with respect to the Notes.

“Office of the Trustee” means the office of Wells Fargo Bank, National Association at the address set forth in Section 13.02, or as notified in writing to the parties hereto by the Trustee.

“Officer” means the Chairman of the Board, Chief Executive Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Secretary or the Corporate Controller of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by one Officer of the Company, who must be either the principal executive officer, the principal financial officer, the treasurer, the corporate controller or the principal accounting officer of the Company that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and may be subject to customary assumptions, exclusions and qualifications. The counsel may be an employee of or counsel to the Company or the Trustee.

“Other Pari Passu Lien Obligations” means (a) any Additional Notes, (b) any other Indebtedness secured on a pari passu basis with the Notes with respect to Lien priority; provided, however, that a representative or agent with respect to such Indebtedness is party to the Intercreditor Agreement, and (c) any Indebtedness that refinances or refunds (or successive refinancings and refundings) any or all Notes, Additional Notes or Indebtedness described in clause (b) and all Obligations with respect thereto.

“Pari Passu Indebtedness” means:

(1) with respect to the Company, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and

(2) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Holders” means (i) the Sponsor and its Affiliates and all investment funds managed by any of the foregoing (excluding their respective portfolio companies or other operating companies affiliated with the Sponsor), (ii) any Person or any of the Persons who were a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) whose ownership of assets or Voting Stock has triggered a Change of Control in respect of which a Change of Control Offer has been made and all notes that were tendered therein have been accepted and paid, (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing beneficially own, without giving effect to the existence of such group or any other group, more than 50.0% of the total voting power of each of the aggregate voting and economic interests of the Equity Interests of Holdings held directly or indirectly by such group and (iv) any members of a group described in clause (iii) for so long as such Person is a member of such group and such group owns the requisite percentage provided in clause (iii) above; provided, however, that no other portfolio company or other operating company affiliated with the Sponsor or its Affiliates shall be considered a “Permitted Holder” (other than pursuant to clause (ii) above).

“Permitted Investment” means:

(1) any Investment in the Company or any Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is primarily engaged, directly or indirectly, in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable or claims held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under Section 4.03(b)(x);

(8) [Reserved.]

(9) additional Investments by the Company or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9), not to exceed $25.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(10) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business, in an aggregate amount not to exceed $3.0 million at any time outstanding;

(11) Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent company of the Company, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.04(a)(3);

(12) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (vi), (vii) and (xi) of such Section);

(13) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(14) guarantees issued in accordance with Sections 4.03 and 4.11;

(15) any Investment by Restricted Subsidiaries of the Company in other Restricted Subsidiaries of the Company and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries of the Company;

(16) Investments consisting of purchases and acquisitions of real estate, inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest; and

(18) Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with Section 4.06.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit (or deposits to secure letters of credit or surety bonds for the same purpose) issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness (including Capitalized Lease Obligations and Indebtedness in connection with a Sale/Leaseback Transaction) Incurred to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or Capital Stock of any Person owning such assets, where such Person has no other material assets) of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and except for customary cross collateral arrangements with respect to property or equipment financed by the same financing source pursuant to the same financing scheme), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 365 days after the latest of the (i) acquisition of the property subject to the Lien, (ii) completion of construction, repair, improvement or addition of the property subject to the Lien and (iii) commencement of full operation of the property subject to the Lien;

(7) Liens securing Indebtedness of a Foreign Subsidiary Incurred pursuant to Section 4.03(a), or clause (i), (xii) or (xix) (or (xiii) to the extent it guarantees any such Indebtedness) of Section 4.03(b); provided, however, that such Liens do not extend to the property or assets of the Company or any Domestic Subsidiary (other than a Domestic Subsidiary, that is wholly owned by one or more Foreign Subsidiaries, created to enhance the worldwide tax efficiency of the Company and its Subsidiaries);

(8) Liens existing on the Issue Date;

(9) Liens on property (plus improvements on and proceeds and products of such property) or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary of the Company;

(10) Liens on property (plus improvements on and proceeds and products of such property) at the time the Company or a Restricted Subsidiary of the Company acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary of the Company;

(11) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Restricted Subsidiary of the Company permitted to be Incurred in accordance with Section 4.03; provided, however, that if a Subsidiary Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, the Lien on any assets or other property or interests of such Subsidiary Guarantor securing such Indebtedness is junior to the Lien on such assets or other property or interests of such Subsidiary Guarantor in respect of its Guarantee of the Notes and such lien subordination is on terms not less favorable than the lien subordination terms applicable to the ABL Collateral; provided further, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to another Restricted Subsidiary) shall be deemed, in each case to be an Incurrence of such Indebtedness (and related Lien);

(12) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(13) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14) licenses, sublicenses, leases and subleases which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(15) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(16) Liens in favor of the Company or any Guarantor or Liens on assets of a Restricted Subsidiary of the Company that is not a guarantor in favor solely of another Restricted Subsidiary of the Company that is not a Guarantor;

(17) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s or such Restricted Subsidiary’s client at which such equipment is located;

(18) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(19) Liens to secure any refinancing, refunding, extension or renewal (or successive refinancings, refundings, extensions or renewals) as a whole, or in part, of any Indebtedness (including any accrued and unpaid interest thereon) secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), and (10); provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that was subject to the original Lien (plus improvements on and proceeds and products of such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (including any accrued and unpaid interest thereon) or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), and (10) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including issue discounts or premiums, related to such refinancing, refunding, extension or renewal;

(20) judgment Liens not giving rise to an Event of Default, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

(22) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(23) Liens securing insurance premium financing arrangements; provided, however, that such Lien is limited to the applicable insurance carriers;

(24) Liens incurred to secure cash management services in the ordinary course of business; and

(25) other Liens securing obligations which obligations do not exceed the greater of (x) 4.0% of Total Assets and (y) $25.0 million at any one time outstanding;

(26) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(27) restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;

(28) customary options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures and partnerships not prohibited by this Indenture;

(29) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any Restricted Subsidiary;

(30) Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness or other obligations of such Restricted Subsidiary permitted by this Indenture; and

(31) Liens ranking junior to (i) the Liens securing the Notes and the Guarantees and (ii) the Liens securing the ABL Facility and the guarantees thereof, which junior Liens shall be subject to intercreditor provisions no more favorable to the holders of such junior Liens than those to which the Note Liens are subject in relation to the Liens securing Obligations under the ABL Facility with respect to the ABL Collateral.

“Permitted Notes Collateral Liens” means:

(1) Liens securing the Notes outstanding on the Issue Date, the Exchange Notes issued in exchange for such Notes, Refinancing Indebtedness with respect to such Notes or Exchange Notes, the Guarantees relating thereto and any Obligations with respect to such Notes, Exchange Notes, Refinancing Indebtedness and Guarantees;

(2) Liens securing any Other Pari Passu Lien Obligations; provided, however, that, at the time of Incurrence of such Other Pari Passu Lien Obligations and after giving pro forma effect thereto and to any other Secured Indebtedness Incurred on the Calculation Date, the Consolidated Secured Debt Ratio would be no greater than 3.0 to 1.0; provided further, however, that if the use of proceeds of any Indebtedness secured by a Lien Incurred pursuant to this clause (2) is to refinance, refund, renew, extend or replace (or successively refinance, refund, renew, extend or replace), as a whole, or in part, any Other Pari Passu Lien Obligations Incurred pursuant to this clause (2), then such Indebtedness shall be permitted to be secured pursuant to this clause (2) without regard to compliance with the Consolidated Secured Debt Ratio in the first proviso of this clause (2);

(3) Liens existing on the Issue Date (other than Liens specified in clause (1) above);

(4) Liens described in clauses (1), (2), (3), (5), (9), (10), (12) (but only relating to obligations secured by Liens described in clauses (1), (2) or (3) above), (14), (15), (17), (19) (but only with respect to clauses (9) and (10) referred to therein), (20), (21), (22), (23), (24) (but only with respect to obligations secured by Liens described in clauses (1), (2) or (3) above) and (31) of the definition of “Permitted Liens”;

(5) Liens securing any Other Pari Passu Lien Obligations in an aggregate principal amount not to exceed $25.0 million at any one time outstanding; provided, however, that after giving effect to the Incurrence of such Other Pari Passu Lien Obligations, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); and

(6) Liens on the Notes Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Notes Collateral.

For purposes of determining compliance with this definition, (A) Permitted Notes Collateral Liens need not be Incurred solely by reference to one category (or portion thereof) of Permitted Notes Collateral Liens described in clauses (1) through (6) of this definition but are permitted to be Incurred in part under any combination thereof; (B) in the event that an item of Permitted Notes Collateral Liens (or any portion thereof) meets the criteria of one or more of the categories (or portion thereof) of Permitted Notes Collateral Liens described in clauses (1) through (6) above, the Company shall, in its sole discretion, divide, classify (but not reclassify), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division or classification) with this covenant. With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

“Permitted Payments to Holdings” means, without duplication:

(i)	payments, directly or indirectly, to Holdings to be used by Holdings to pay (or to pay dividends or make other distributions to allow any direct or indirect parent of Holdings to pay) the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings (or such parent), but only to the extent of taxes that Holdings and the Company would have to pay if they filed tax returns on a standalone basis for each of themselves and their respective Subsidiaries; provided, however, that such payments are used by Holdings for such purposes within 90 days of the receipt of such payments;

(ii)	payments, directly or indirectly, to Holdings if the proceeds thereof are used to pay general corporate and overhead expenses (including salaries and other compensation of employees) incurred in the ordinary course of its business as a direct or indirect holding company for the Company and its Subsidiaries; provided, however, that the amount of Permitted Payments to Holdings under this clause (ii) shall not exceed $5.0 million in any calendar year; and

(iii)	any “deemed dividend” recognized for accounting purposes under Applicable Accounting Standards resulting from, or in connection with, the filing of a consolidated or combined federal income tax return by Holdings and the Company or any direct or indirect parent or Subsidiary of Holdings and the Company.

“Person” means any individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Proceeds” or “proceeds” means all “proceeds” as defined in Article 9 of the Uniform Commercial Code, and in any event, shall include, without limitation whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an Investment, acquisition, merger, consolidation, disposition, amalgamation or discontinued operations (as determined in accordance with Applicable Accounting Standards) that occurred during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the reference date or (ii) have been realized or for which the steps necessary for realization have been taken following any such Investment, acquisition, merger, consolidation, disposition, amalgamation or discontinued operations (as determined in accordance with Applicable Accounting Standards) and, in the case of each of (i) and (ii), are described, as provided below, in an Officer’s Certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by an Officer’s Certificate delivered to the Trustee from the Company’s chief financial officer that outlines the specific actions taken or to be taken, and the net cost savings achieved or to be achieved from each such action.

“Purchase Agreement” means (a) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated May 24, 2012, among the Company, the Guarantors and the Initial Purchasers and (b) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the Guarantors and the Persons purchasing or underwriting such Additional Notes.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Financing” means any Receivables Financing of one or more Receivables Subsidiaries that meets the following conditions:

(1) the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary,

(2) all sales of accounts receivable and related assets to the Receivables Subsidiaries are made at Fair Market Value, and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Lenders Debt shall not be deemed a Qualified Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding (x) guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings and (y) guarantees by other Receivables Subsidiaries), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company (other than another Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company (other than another Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b) with which neither the Company nor any other Subsidiary of the Company (other than another Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and

(c) to which neither the Company nor any other Subsidiary of the Company (other than another Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means (a) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated the Issue Date, among the Company, the Guarantors and the Initial Purchasers and (b) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Guarantors and the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Related Person” means, with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Company.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Notes pursuant to a Registration Rights Agreement.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary of the Company or between Restricted Subsidiaries of the Company.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien (other than a Permitted Lien pursuant to clause (31) of the definition thereof).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the assets and properties of the Company, Holdings and the other Guarantors as contemplated by this Indenture.

“Senior Credit Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means a business, the majority of whose revenues are derived from activities of the Company and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Sponsor” means KPS Capital Partners, LP, a Delaware limited partnership, and its successors and assigns.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any Restricted Subsidiary that Incurs a Guarantee; provided, however, that upon the release or discharge of such Restricted Subsidiary from its Guarantee in accordance with this Indenture, such Restricted Subsidiary will cease to be a Subsidiary Guarantor.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of this Indenture.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company, subject to pro forma adjustments that are consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Transactions” means the issuance of the Notes, the repayment of the Existing Term Loan, the amendment and extension of, and borrowings under, the ABL Facility, the dividend payment to the Sponsor, in each case on the Issue Date, and the payment of fees and expenses related to the foregoing.

“Transfer Restricted Notes” means Notes that bear or are required to bear a legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.07(g).

“Treasury Rate” means, with respect to the Notes, as of the applicable redemption date or date of deposit, the yield to maturity as of such redemption date or date of deposit of constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date or date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date or date of deposit to June 1, 2016; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such redemption date or date of deposit to June 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2) who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the respective party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; provided further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) the Company could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) or (2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ or other qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.07
“Aggregate Payments”	10.01(k)
“Asset Sale Offer”	4.06(d)
“Authentication Order”	2.03
“Bankruptcy Law”	6.01
“Base Currency”	13.16
“Contributing Guarantors”	10.01(k)
“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“Event of Default”	6.01
“Excess Proceeds”	4.06(d)
“Fair Share”	10.01(k)
“Fair Share Contribution Amount”	10.01(k)
“Foreign Action”	11.01
“Funding Guarantor”	10.01(k)
“Guaranteed Obligations”	10.01(a)
“incorporated provision”	13.01
“Incumbency Certificate”	7.02
“Initial Lien”	4.12
“Intercreditor Agreement”	13.15
“Judgment Currency”	13.16
“legal defeasance option”	8.01(b)
“Notes Collateral Asset Sale Offer”	4.06(b)
“Notes Collateral Excess Amount”	4.06(b)
“Notice of Default”	6.01
“Offer Period”	4.06(f)
“Paying Agent”	2.05
“protected purchaser”	2.09
“Refinancing Indebtedness”	4.03(b)
“Refunding Capital Stock”	4.04(b)
“Registrar”	2.05
“Restricted Payment”	4.04(a)
“Retired Capital Stock”	4.04(b)
“Successor Company”	5.01(a)
“Successor Guarantor”	5.01(b)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture incorporates by reference certain provisions of the TIA. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes and the Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, the Guarantors and any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. (a) Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) “or” is not exclusive;

(3) “including” means including without limitation;

(4) words in the singular include the plural and words in the plural include the singular;

(5) (i) unsecured Indebtedness will not be treated as subordinated or junior to Secured Indebtedness merely because it is unsecured, (ii) secured Indebtedness will not be treated as subordinated or junior to any other secured Indebtedness to which such Indebtedness is not junior in right of payment merely because it has junior priority with respect to the same collateral, (iii) Indebtedness of such Person which is not guaranteed will not be treated as subordinated or junior to Indebtedness that is guaranteed merely because of such guarantee and (iv) Indebtedness will not be deemed to be senior or subordinated merely because of the application of waterfall or other payment-ordering or collateral-sharing provisions affecting such Indebtedness;

(6) unless otherwise specified herein, the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with Applicable Accounting Standards;

(7) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with Applicable Accounting Standards;

(8) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of additional interest, to the extent that, in such context, additional interest is, are, or would be payable in respect thereof; and

(9) the term “all or substantially all” when applied to the assets of Holdings, the Company, a Restricted Subsidiary or a Guarantor or to the Collateral shall not be read to mean “any” of such assets or “any” of the Collateral as a result of Holdings, the Company, a Restricted Subsidiary or a Guarantor being in the “zone of insolvency.”

ARTICLE 2

THE NOTES

SECTION 2.01. Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $375,000,000. The Initial Notes, any Additional Notes and any Exchange Notes will be treated as a single series of Notes for purposes of this Indenture.

The Company may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.03 and Section 4.12 and (ii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. Additional Notes shall have identical terms as the Initial Notes Issued on the Issue Date, other than with respect to the date of issuance and issue price and as contemplated by clause (4) below. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.07, 2.08, 2.09, 2.10, 3.08, 4.06(i), 4.08(c)), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Company and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;

(2) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes will accrue;

(3) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Section 2.07 and any circumstances in addition to or in lieu of those set forth in Section 2.07 in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof; and

(4) if applicable, that such Additional Notes that are not Transfer Restricted Notes shall not be issued in the form of Initial Notes, but shall be issued in the form of Exchange Notes.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.

In authenticating any Additional Notes, and accepting the additional responsibilities under this Indenture in relation to such Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel complying with Section 13.04.

SECTION 2.02. Form and Dating.

(a) General. The Notes, any Additional Notes, the Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A1 or A2 attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form reasonably acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 and shall be made on the records of the Trustee and the Depositary.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto, at the Office of the Trustee and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the expiration of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note upon the receipt by the Trustee of:

(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.07(b)); and

(2) an Officer’s Certificate from the Company.

Any such exchange of beneficial interests in the Regulation S Temporary Global Note for beneficial interests in the Regulation S Permanent Global Note shall be subject to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.03. Execution and Authentication. (a) The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer (an “Authentication Order”) (i) Notes for original issue on the date hereof in an aggregate principal amount of $375,000,000, (ii) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein and (iii) the Exchange Notes for issue in a Registered Exchange Offer pursuant to a Registration Rights Agreement for a like principal amount of Initial Notes and, if applicable, any Additional Notes. Such Authentication Order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes. Notwithstanding anything to the contrary in this Indenture, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000.

(b) One Officer shall sign the Notes for the Company by manual or facsimile signature.

(c) If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(d) A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(e) The Trustee may appoint one or more authenticating agents reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

(f) The Trustee is hereby authorized to enter into a letter of representations with the Depositary in the form provided by the Company and to act in accordance with such letter.

SECTION 2.04. Registrar and Paying Agent.

(a) The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Company initially appoints the Trustee, or any successor entity thereto, as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Trustee, as custodian with respect to the Global Notes. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Affiliate of the Company may not act as Paying Agent or Registrar.

(c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05. Paying Agent to Hold Money in Trust. On or prior to 12:00 p.m. on each due date of the principal of and interest on any Note, the Company shall deposit with each Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.07. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except in whole (but not in part) by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:

(1) the Depositary (a) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Sections 2.08 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or (c).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(ii) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(iii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (i) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(h).

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(2) above and the Registrar receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(2) above and the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h), and the Company shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.07(c)(1)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

(iii) and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(2), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h), and the Company shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(4) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes transferred or exchanged.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for a Beneficial Interest in a Restricted Global Note. In the event that a Person is taking delivery of beneficial interest in any Unrestricted Global Note from any Affiliate of any Issuer, such beneficial interest may be exchanged by such holder thereof for a beneficial interest in a Restricted Global Note or transferred to such Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(2) above and the Registrar receives from the transferor a certificate certifying that the transferor is an Affiliate of an Issuer and that such exchange or transfer is being effected pursuant to and in compliance with an exemption of the Securities Act and in compliance with the transfer restrictions contained in this Indenture and any applicable blue sky securities laws of any applicable State of the United States. The Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee will authenticate one or more Restricted Global Notes (which shall initially be in the form of a 144A Global Note) in an aggregate amount of the Unrestricted Notes so exchanged or transferred.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF RULE 902 OF REGULATION S UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT:

(A) TO THE PARENT OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF AND (2) ON WHICH THE COMPANY INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATED TO THIS SECURITY. PRIOR TO THE REGISTRATION OF ANY TRANSFER OTHER THAN IN ACCORDANCE WITH 2(B) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.02 AND SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT

SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A)(1) TO GLOBAL BRASS & COPPER HOLDINGS, INC. OR ANY OF ITS SUBSIDIARIES, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S OR (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (A)(4) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S OR PURSUANT TO CLAUSE (A)(5) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(4) OID Legend. To the extent required by Section 1275(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1275-3(b)(1), each Note issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):

“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE COMPANY AT GLOBAL BRASS & COPPER, INC., 475 N. MARTINGALE ROAD, SUITE 1050, SCHAUMBURG, IL

60173, ATTENTION: TREASURER, AND THE COMPANY WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.”

(5) Notwithstanding the above, after a transfer of any Initial Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to legends on such Initial Note will cease to apply, the requirements requiring any such Initial Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or an Initial Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes upon exchange of such transferring Holder’s certificated Initial Note or directions to transfer such Holder’s interest in the Global Note, as applicable.

(6) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the restricted notes legend, will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.03 or at the Registrar’s request.

(2) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.08, 4.06, 4.08 and 9.05).

(3) The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) The Company shall not be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.04 and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.03.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

(9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(10) To the extent that any Notes are issued at a discount to their stated redemption price at maturity and bear the OID Legend, each group of Notes bearing a given amount of original issue discount shall be treated as a separate series only for purposes of the transfer and exchange provisions of this Section 2.07 and may trade under a separate CUSIP number.

SECTION 2.08. Replacement Notes. (a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (1) satisfies the Company within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (2) makes such request to the Company prior to the Note being acquired by a protected purchaser as defined in Section 8—303 of the Uniform Commercial Code (a “protected purchaser”) and (3) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and reasonably satisfactory to the Trustee to protect the Company, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note (including attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

(b) Every replacement Note is an additional obligation of the Company and the Guarantors.

(c) The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09. Outstanding Notes. (a) The Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those redeemed pursuant to Article 3 and those described in this Section 2.09 as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because the Company, a Guarantor or an Affiliate of the Company or a Guarantor holds the Note.

(b) If a Note is replaced or paid by the Company pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

(c) If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and make them available for delivery in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes (subject to the record retention requirement of the Exchange Act) in accordance with its customary procedures. Certification of the disposal of all canceled Notes shall be delivered to the Company upon their written request therefor. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest then borne by the Notes as set forth in Section 1 of the form of Note contained in Exhibit A1 and Exhibit A2, as the case may be (plus interest on such defaulted interest to the extent lawful), in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly provide or cause to be provided to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. CUSIP Numbers, ISINs, etc. The Company in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14. Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes outstanding at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes then outstanding, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 13.06 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Company and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE 3

REDEMPTION

SECTION 3.01. Redemption. The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Notes set forth in Exhibit A1 and Exhibit A2, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest and additional interest, if any, to the redemption date.

SECTION 3.02. Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by the Notes or any provision of this Indenture, shall be made in accordance with the Notes, such provision and this Article.

SECTION 3.03. Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Note, they shall notify the Trustee in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Company shall give notice to the Trustee provided for in this paragraph at least 35 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the Note, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officer’s Certificate and Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. The record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be prior to the providing of the notice of redemption. Any such notice may be canceled at any time prior to notice of such redemption being provided to any Holder and shall thereby be void and of no effect.

SECTION 3.04. Selection of Notes to Be Redeemed. In the case of any partial redemption of Notes, selection of the Notes for redemption will be made by the Trustee on a pro rata basis to the extent practicable or by lot and in accordance with the procedures of DTC; provided, however, that no Notes of $2,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000 and portions of them the Trustee selects shall be in amounts of $2,000 or a multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.05. Notice of Optional Redemption. (a) At least 30 days but not more than 60 days before a redemption date, the Company shall provide or cause to be provided a notice of redemption to each Holder whose Notes are to be redeemed.

Any such notice shall identify the Notes to be redeemed and shall state:

(i) the redemption date and any conditions to redemption;

(ii) the redemption price and the amount of accrued interest to the redemption date;

(iii) the name and address of a Paying Agent;

(iv) that Notes called for redemption must be surrendered to a Paying Agent to collect the redemption price, plus accrued interest;

(v) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(vi) that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the CUSIP number, ISIN or “Common Code” number, if any, printed on the Notes being redeemed;

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes; and

(ix) the applicable provision in this Indenture or the Notes pursuant to which the Company is redeeming such Notes.

(b) At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each covering the matters set forth in Sections 13.04 and 13.05. In such event, the Company shall provide the Trustee with the information required by this Section 3.05 in no event less than 5 days in advance of the proposed delivery of the notice of redemption.

(c) In connection with any redemption of Notes under the Indenture (including in connection with a Change of Control, an Asset Sale Offer or a redemption described in Paragraph 5 of the Notes), any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including any related Equity Offering, other financing or a Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, any of such conditions may be waived, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

SECTION 3.06. Effect of Notice of Redemption. Once notice of redemption is provided in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to the satisfaction of any conditions set forth in the notice delivered pursuant to Section 3.05. Upon surrender to any Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07. Deposit of Redemption Price. With respect to any Notes, prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. In the event the conditions to redemption, if any, are not satisfied and the redemption is not completed, the money deposited with the Paying Agent shall be returned promptly to the Company (or such other Person as the Company may identify) and the Notes shall remain outstanding. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the conditions, if any, to redemption have been satisfied and the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes to be redeemed.

SECTION 3.08. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Notes. (a) The Company shall promptly pay the principal of (and premium, if any) and interest, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if on such date the Trustee or any Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

(b) The Company shall pay interest on overdue principal at the rate specified therefor in the Notes and shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

SECTION 4.02. Reports and Other Information. (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall file with the SEC (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the SEC),

(i) within the time periods specified by the Exchange Act, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(ii) within the time periods specified by the Exchange Act, reports on Form 10-Q (or any successor or comparable form),

(iii) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified for filing current reports on Form 8-K by the SEC), such other reports on Form 8-K (or any successor or comparable form), and

(iv) any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company shall cause the reports specified above to be made publicly available by posting such reports on its website within the time periods that would apply if the Company were required to file those reports with the SEC. In addition, the Company shall make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In connection with the filings with the SEC required pursuant to clauses (i) and (ii) above, the Company shall provide notice of and host a conference call open to the public to discuss the results for the applicable period.

(b) Notwithstanding the foregoing, the Company shall be deemed to have furnished such reports referred to above to the Trustee and the Holders if it has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, such requirements shall be deemed satisfied prior to the commencement of the Registered Exchange Offer relating to the applicable Notes or the effectiveness of the Shelf Registration Statement by the filing with the SEC of an exchange offer registration statement or Shelf Registration Statement in accordance with the provisions of the Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act and provided that such registration statement or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in this Section 4.02.

(c) In the event that:

(i) the rules and regulations of the SEC permit the Company and any direct or indirect parent company of the Company to report at such parent entity’s level on a consolidated basis; and

(ii) such parent entity of the Company is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Company,

then such consolidated reporting at such parent entity’s level in a manner consistent with that described in this Section 4.02 for the Company shall satisfy this Section 4.02.

(d) Any subsequent restatement of financial statements shall not have any retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Indenture.

(e) The subsequent filing or making available of any materials or conference call required by this covenant shall be deemed automatically to cure any Default resulting from the failure to file or make available such materials or conference call within the required time frame.

(f) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively (subject to Article 7 hereof) on an Officer’s Certificate).

SECTION 4.03. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) (i) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Company shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b) The limitations set forth in Section 4.03(a) shall not apply to (each of the below items, “Permitted Debt”):

(i) the Incurrence by the Company or its Restricted Subsidiaries of Indebtedness under any Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount then outstanding equal to the greater of (1) $250.0 million less the aggregate Off-Balance Sheet Financing Amount attributable to all Qualified Receivables Financings then outstanding and (2) the sum of (x) 80% of the net book value of the inventory (determined on a last-in-first-out basis) of the Company and its Restricted Subsidiaries and (y) 85% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries (in each case, determined by the net book value set forth on the consolidated balance sheet of the Company for the fiscal quarter immediately preceding the date on which such Indebtedness is Incurred for which internal financial statements are available, giving pro forma effect, determined in good faith by a responsible financial officer of the Company, to any acquisitions or dispositions that have occurred or are expected to occur at or prior to the date of incurrence of such Indebtedness);

(ii) the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (not including any Additional Notes or Exchange Notes issued in exchange therefor) and the Guarantees, as applicable;

(iii) Indebtedness existing on the Issue Date (after giving effect to the Transactions) (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b));

(iv) Indebtedness (including Capitalized Lease Obligations and Indebtedness in connection with a Sale/Leaseback Transaction) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease, construction, repair, addition or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets)) which incurrence occurs within 365 days of such purchase, lease, construction, repair, addition or improvement in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding that was Incurred (or deemed incurred pursuant to clause (xiv) below) pursuant to this clause (iv), does not exceed the greater of (x) 5.0% of Total Assets and (y) $35.0 million;

(v) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(vi) Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for adjustment of purchase price or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, however, that, at the time of closing, the amount of such Indebtedness is not determinable and, to the extent such Indebtedness thereafter becomes fixed and determined, the Indebtedness is paid within 60 days thereafter;

(vii) Indebtedness of the Company to a Restricted Subsidiary; provided, however, that any such Indebtedness is subordinated in right of payment to the obligations of the Company under the Notes and this Indenture; provided further, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(ix) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided, however, (1) any such Indebtedness is made pursuant to an intercompany note and (2) that if a Subsidiary Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(x) Hedging Obligations that are not Incurred for speculative purposes and are (1) for the purpose of managing exposure to interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of managing exposure to currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of managing exposure to commodity price risk with respect to any metal or other commodity purchases or sales;

(xi) obligations in respect of performance, bid, appeal and surety bonds, including surety bonds issued in respect of workers’ compensation claims, and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(xii) Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary of the Company not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, as applicable, which, when aggregated with (1) the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (xii) and (2) the principal amount of all Indebtedness Incurred (or deemed Incurred as provided under clause (xiv) below) pursuant to clause (iv) above, does not exceed the greater of (x) 9.0% of Total Assets and (y) $60.0 million;

(xiii) any guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations Incurred by the Company or such Restricted Subsidiary is permitted under the terms of this Indenture; provided, however, that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of any Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Guarantor, as applicable;

(xiv) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness which serves to refund, refinance or defease any Indebtedness Incurred under Section 4.03(a) or clause (ii), (iii), (iv), (xii), (xiv), (xv), (xix), (xxi) or (xxii) of this Section 4.03(b) (subject to the following proviso, “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being refunded or refinanced that were due on or after the date one year following the last maturity date of any Notes then outstanding were instead due on such date one year following;

(2) has a Stated Maturity which is no earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or (y) one year following the last maturity date of any Notes then outstanding;

(3) to the extent such Refinancing Indebtedness refinances Indebtedness junior in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable;

(4) is Incurred in an aggregate principal amount (or if issued with significant original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with significant original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium, any accrued and unpaid interest thereon and fees and expenses Incurred in connection with such refinancing;

(5) shall not include (x) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor that refinances Indebtedness of the Company or another Guarantor (unless such Restricted Subsidiary is an obligor with respect to such Indebtedness being refinanced), or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and

(6) in the case of any Refinancing Indebtedness Incurred to refinance Indebtedness outstanding under clause (iv), (xii), (xix), (xxi) or (xxii) of this Section 4.03(b), shall be deemed to have been Incurred and to be outstanding under such clause (iv), (xii), (xix), (xxi) or (xxii) of this Section 4.03(b), as applicable, and not this clause (xiv) for purposes of determining amounts outstanding under such clauses (iv), (xii), (xix), (xxi) or (xxii) of this Section 4.03(b), as applicable;

provided further, however, that subclauses (1), (2) and (3) of this clause (xiv) shall not apply to any Refinancing Indebtedness Incurred to refund, refinance or defease the Notes;

(xv) Indebtedness or Disqualified Stock (x) of the Company or any of its Restricted Subsidiaries incurred to finance or assumed in connection with the acquisition of any Person or assets or (y) of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that after giving effect to such acquisition or merger, either:

(1) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(2) the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries on a consolidated basis would be greater than immediately prior to such acquisition or merger;

(xvi) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse (except for Standard Securitization Undertakings) to the Company or any Restricted Subsidiary other than a Receivables Subsidiary;

(xvii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xviii) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(xix) Indebtedness of Foreign Subsidiaries of the Company in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding that was Incurred (or deemed Incurred as provided under clause (xiv) above) pursuant to this clause (xix), does not exceed the greater of (x) 2.0% of Total Assets and (y) $15.0 million;

(xx) Indebtedness of the Company or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, entered into in the ordinary course of business;

(xxi) Indebtedness or Disqualified Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition, which, when aggregated with the principal amount of all other Indebtedness and Disqualified Stock incurred pursuant to this clause (xxi) then outstanding (including any such Refinancing Indebtedness) does not exceed $20.0 million; and

(xxii) Contribution Indebtedness.

(c) Any Indebtedness incurred under a revolving Credit Facility pursuant to clause (i) of Section 4.03(b) above shall be deemed for purposes of this Section 4.03 to have been incurred on the date such Indebtedness was first incurred until such Indebtedness is actually repaid, other than pursuant to “cash sweep” provisions or any similar provisions under any Credit Facility that provide that such Indebtedness is deemed to be repaid daily (or otherwise periodically). Notwithstanding the foregoing, the Company and the Guarantors may not Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Indebtedness unless such Indebtedness shall be subordinated to the Notes or such Guarantor’s Guarantee, as applicable, to at least the same extent as such Subordinated Indebtedness. For purposes of determining compliance with this Section 4.03 and with Section 4.12, (A) Indebtedness need not be Incurred solely by reference to one category of permitted Indebtedness described in clauses (i) through (xxii) of Section 4.03(b) or pursuant to Section 4.03(a) but is permitted to be Incurred in part under any combination thereof and (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness described in clauses (i) through (xxii) of Section 4.03(b) or is entitled to be Incurred pursuant to Section 4.03(a), the Company shall, in its sole discretion, classify or reclassify (based on circumstances existing at the time of such reclassification) such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.03 and will only be required to include the amount and type of such item of Indebtedness in one of the above clauses of Section 4.03(b) and such item of Indebtedness shall be treated as having been Incurred pursuant to only one of such clauses or pursuant to Section 4.03(a); provided, however, that all Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred pursuant to clause (i) of Section 4.03(b) and the Company shall not be permitted to reclassify all or any portion of

Indebtedness Incurred pursuant to such clause; provided further, however, that the Company shall not be permitted to reclassify any portion of any Secured Indebtedness unless the Lien is also permitted with respect to such Secured Indebtedness as so reclassified. Accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness” shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided, however, that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment with respect to such Equity Interests made in connection with any merger or consolidation (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company; or (B) dividends or distributions by a Restricted Subsidiary; provided, however, that in the case of any dividend or distribution payable on or in respect of any Equity Interests issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its ownership percentage of such Equity Interests);

(ii) purchase or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent company of the Company;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Company or any Subsidiary Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (vii) and (ix) of Section 4.03(b)); or

(iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the first paragraph of Section 4.03(a); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (iv), (vi) and (vii) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the sum of, without duplication,

(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from April 1, 2012 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(B) 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Company after the Issue Date from the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock, Designated Preferred Stock, Cash Contribution Amounts, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness (in which case the Company will be deemed to have received an amount equal to the aggregate principal amount of such Indebtedness (or, if such Indebtedness was issued at a significant original issue discount, an amount equal to the accreted value of such Indebtedness at such time)) or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries), plus

(C) 100% of the aggregate amount of cash contributions to the capital of the Company received after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, contributions from the issuance of Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount), plus

(D) 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash subsequent to the Issue Date, from:

(I) the sale or other disposition (other than to the Company or a Restricted Subsidiary of the Company) of Restricted Investments made by the Company and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (viii) or clause (xvii) of Section 4.04(b)),

(II) the sale (other than to the Company or a Restricted Subsidiary of the Company) of the Capital Stock of an Unrestricted Subsidiary, or

(III) a distribution or dividend from an Unrestricted Subsidiary or other equity investee, plus

(E) in the event any Unrestricted Subsidiary of the Company has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, in each case subsequent to the Issue Date, the Fair Market Value (as determined in accordance with the next succeeding sentence) of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (viii) or clause (xvii) of Section 4.04(b) or constituted a Permitted Investment).

(b) The provisions of Section 4.04(a) shall not prohibit (each, a “Permitted Payment”):

(i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(ii) (A) the repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Company or any direct or indirect parent company of the Company or Subordinated Indebtedness of the Company or any Subsidiary Guarantor in exchange for, or out of the proceeds of the sale, within 60 days after such repurchase, retirement or other acquisition of, Equity Interests of the Company or any direct or indirect parent company of the Company or contributions to the equity capital of the Company (other than Designated Preferred Stock, Cash Contribution Amounts, Excluded Contributions and Disqualified Stock or any Equity Interests sold to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the sale, within 60 days after such repurchase, retirement or other acquisition (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

(iii) the payment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the sale, within 60 days after such payment, redemption, repurchase, defeasance or other acquisition or retirement of, new Indebtedness of the Company or such Subsidiary Guarantor, respectively, which is Incurred in accordance with Section 4.03 so long as

(A) the principal amount of such new Indebtedness (or, if such Indebtedness is issued at a significant original issue discount, the aggregate issue price) does not exceed the principal amount (or, if such Indebtedness was issued at a significant original issue discount, the aggregate accreted value at such time) of the Subordinated Indebtedness being so paid, redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired plus any fees and expenses incurred in connection therewith plus any accrued and unpaid interest thereon and any expenses incurred relating thereto),

(B) such Indebtedness is subordinated in right of payment to the Notes or the related Guarantees, as the case may be, at least to the same extent as such Subordinated Indebtedness so paid, purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(C) such Indebtedness has a Stated Maturity which is no earlier than the earlier of (x) the Stated Maturity of the Subordinated Indebtedness being so paid, redeemed, repurchased, defeased, acquired or retired or (y) one year following the last maturity date of any Notes then outstanding, and

(D) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so paid, redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being paid, redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the last maturity date of any Notes then outstanding were instead due on such date one year following;

(iv) the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent company of the Company to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Company or any direct or indirect parent company of the Company held by any future, present or former employee, director or consultant of the Company, or any direct or indirect parent company of the Company or any Subsidiary of the Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (iv) do not exceed $5.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the next succeeding calendar year); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests (excluding Refunding Capital Stock, Designated Preferred Stock, Cash Contribution Amounts, Excluded Contributions and Disqualified Stock) of the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) to members of management, directors or consultants of the Company and its Restricted Subsidiaries or any direct or indirect parent company of the Company that occurs after the Issue Date; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall not increase the amount available for Restricted Payments under Section 4.04(a)(3); plus

(B) the cash proceeds of key man life insurance policies received by the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) and its Restricted Subsidiaries after the Issue Date;

(provided, however, that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year and, to the extent any payment described under this clause (iv) is made by delivery of Indebtedness and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Indebtedness makes payments with respect to such Indebtedness);

(v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or incurred in accordance with Section 4.03;

(vi) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent entity of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent company of the Company issued after the Issue Date the proceeds of which were contributed to the Company; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by the Company from the sale of such Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(vii) the payment of dividends on the Company’s common stock or Preferred Stock (or the payment of dividends to any direct or indirect parent of the Company to fund the payment by any direct or indirect parent of the Company of dividends on such entity’s common stock or Preferred Stock) of up to 6.0% per annum of the net proceeds received by the Company from any public offering of common stock or Preferred Stock or contributed to the Company by any direct or indirect parent of the Company from any public offering of common stock or Preferred Stock; provided, however, that such Preferred Stock was issued in a registered public offering;

(viii) other Restricted Payments in an aggregate amount not to exceed $20.0 million;

(ix) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries;

(x) Permitted Payments to Holdings;

(xi) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xii) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing;

(xiii) in the event of a Change of Control, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the Company or Subordinated Indebtedness of any Guarantor or Disqualified Stock or Preferred Stock of any Restricted Subsidiary, in each case, at a purchase price not greater than 101% of the principal amount or liquidation preference, as applicable (or, if such Subordinated Indebtedness was issued with significant original issue discount, 101% of the accreted value), of such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, plus any accrued and unpaid interest or dividends thereon; provided, however, that prior to or simultaneously with such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(xiv) in the event of an Asset Sale that requires the Company to offer to purchase Notes pursuant to Section 4.06, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the Company or Subordinated Indebtedness of any Guarantor or Disqualified Stock or Preferred Stock of any Restricted Subsidiary, in each case, at a purchase price not greater than 100% of the principal amount or liquidation preference, as applicable (or, if such Subordinated Indebtedness was issued with significant original issue discount,

100% of the accreted value), of such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, plus any accrued and unpaid interest or dividends thereon; provided, however, that (i) prior to or simultaneously with such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made an Asset Sale Offer or Notes Collateral Asset Sale Offer, as applicable, with respect to the Notes as a result of such Asset Sale and has repurchased all Notes validly tendered and not withdrawn in connection with such Asset Sale Offer or Notes Collateral Asset Sale Offer, as applicable, and (ii) the aggregate amount of all such payments, purchases, redemptions, defeasances or other acquisitions or retirements of all such Subordinated Indebtedness, Disqualified Stock and Preferred Stock may not exceed the amount of the Excess Proceeds or Notes Collateral Excess Amount used to determine the aggregate purchase price of the Notes tendered for in such Asset Sale Offer or Notes Collateral Asset Sale Offer, as applicable, less the aggregate amount applied in connection with such Asset Sale Offer or Notes Collateral Asset Sale Offer, as applicable;

(xv) any Restricted Payments made on the Issue Date in connection with the consummation of the Transactions;

(xvi) payments of cash, or dividends, distributions or advances by the Company or any Restricted Subsidiary to allow any such entity to make payments of cash, in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of Capital Stock of any such Person; provided, however, the aggregate amount of such payments, dividends, distributions or advances does not exceed $5.0 million; and

(xvii) Restricted Payments from Excluded Contributions;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (viii), (ix), (xiii) and (xiv) of this Section 4.04(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) In determining whether any payment or Investment is permitted by this covenant, the Company and its Restricted Subsidiaries may allocate all or any portion of such payment or Investment among the categories (or portions thereof) described in clauses (i) through (xvii) of the definition of “Permitted Payment” or among such categories (or portions thereof) and the types of Restricted Payments described in Section 4.04(a) (including categorization in whole or in part as a Permitted Investment); provided, however, that, at the time of such allocation, all such payments or Investments, or allocated portions thereof, would be permitted under the various provisions of this covenant.

(d) The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or by, its profits or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

make loans or advances to the Company or any of its Restricted Subsidiaries; or

sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Senior Credit Documents;

(2) this Indenture, the Notes, the Security Documents and the Intercreditor Agreement;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument relating to Indebtedness of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6) Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.03 and 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8) customary provisions in joint venture agreements, asset sale agreements and sale and leaseback agreements and other similar agreements;

(9) purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(10) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above on the property subject to such lease, license or other similar agreement;

(11) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, however, that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of the Company (if the Company is not party to such agreement) or any other Restricted Subsidiary;

(12) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(13) other Indebtedness

(i) of (A) the Company or (B) any Restricted Subsidiary of the Company, in each case that (x) is Incurred subsequent to the Issue Date pursuant to Section 4.03 and (y) an Officer reasonably and in good faith determines at the time such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially adversely affect the Company’s ability to satisfy its obligations under the Notes and this Indenture and any other Indebtedness that is an obligation of the Company and such determination is set forth in an Officer’s Certificate delivered to the Trustee, or

(ii) that is Incurred by a Foreign Subsidiary of the Company subsequent to the Issue Date pursuant to clauses (iv), (xii), (xiii) (but limited to guarantees of Indebtedness of other Foreign Subsidiaries described in this clause (13)(ii)), (xiv) (but only to the extent such Indebtedness refunds, refinances or decreases Indebtedness of such Foreign Subsidiary Incurred pursuant to clause (iv) or (xii) or (xix)) of Section 4.03(b); provided, however, that such encumbrance or restriction applies only to Foreign Subsidiaries of the Company;

(14) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

(15) any encumbrances or restrictions of the type referred to in clause (c) above imposed by any Permitted Liens referred to in clauses (1) and (4) of the definition thereof.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Company to other Indebtedness Incurred by the Company shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06. Asset Sales. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale of any Notes Collateral unless:

(i) the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

(ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of Cash Equivalents or Asset Sale Cash Equivalents;

(iii) (A) to the extent that any assets received by the Company and its Restricted Subsidiaries in such Asset Sale constitute securities or may be used or useful in a Similar Business, such assets are concurrently with their acquisition pledged as Collateral in accordance with this Indenture and the Security Documents and held by the Company, a Guarantor or entity that becomes a Guarantor and (B) to the extent that any assets received by the Company and its Restricted Subsidiaries in such Asset Sale constitute the Capital Stock of any Person, such Person becomes a Guarantor and the assets of such Person are concurrently with the acquisition pledged as Collateral in accordance with this Indenture and the Security Documents and held by the Company, a Guarantor or entity that becomes a Guarantor; and

(iv) an amount equal to 100% of the Net Proceeds from such Asset Sale is paid directly by the purchaser thereof to the Notes Collateral Agent to be held in trust for application in accordance with Section 4.06(b).

(b) The Company or such Restricted Subsidiary may use the Net Proceeds from any Asset Sale of any Notes Collateral at its option to do any one or more of the following:

(i) within 365 days after the Notes Collateral Agent’s receipt of such Net Proceeds, to make an Asset Sale Investment (or to reimburse the Company for customary out-of-pocket costs incurred by the Company or such Restricted Subsidiary and directly related to such investment), so long as the assets acquired pursuant to such Asset Sale Investment are promptly pledged as Collateral in accordance with this Indenture and the Security Documents and owned and held by the Company, a Guarantor or entity that becomes a Guarantor; provided, however, that (i) to the extent that the assets acquired by the Company and its Restricted Subsidiaries in such Asset Sale Investment may be used or useful in a Similar Business, such assets are promptly pledged as Collateral in accordance with this Indenture and the Security Documents and owned and held by the Company, a Guarantor or entity that becomes a Guarantor and (ii) to the extent that the assets acquired by the Company and its Restricted Subsidiaries pursuant to such Asset Sale Investment constitute the Capital Stock of any Person, the assets of such Person that may be used or useful in a Similar Business are promptly pledged as Collateral in accordance with this Indenture and the Security Documents and owned and held by the Company, a Guarantor or entity that becomes a Guarantor, or

(ii) within 365 days after the Notes Collateral Agent’s receipt of such Net Proceeds, to make one or more offers to the holders of the Notes (and, at the option of the Company, the holders of Other Pari Passu Lien Obligations on a pro rata basis) to purchase the maximum principal amount of Notes (and principal amount or accreted value, as applicable, of such Other Pari Passu Lien Obligations), that is an integral multiple of $2,000 that may be purchased out of the Notes Collateral Excess Amount at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Other Pari Passu Lien Obligations were issued with significant original issue discount, “principal amount” shall refer to 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Other Pari Passu Lien Obligations, such lesser price, if any, as may be provided for by the terms of such Other Pari Passu Lien Obligations), to the date fixed for the closing of such offer, pursuant to and subject to the conditions contained in this Indenture (each, a “Notes Collateral Asset Sale Offer”); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (B), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries will not be required to apply any Net Proceeds in accordance with this Section 4.06 except to the extent that the aggregate Net Proceeds from all Asset Sales of Notes Collateral which are not applied in accordance with Section 4.06(b) exceeds $7.5 million (the aggregate amount of such Net Proceeds, the “Notes Collateral Excess Amount”).

The Company will commence a Notes Collateral Asset Sale Offer with respect to the Net Proceeds from any Asset Sale of Notes Collateral not later than 10 Business Days after the later of (x) the 365th day after the receipt of such Net Proceeds to the extent such Net Proceeds have not been used in accordance with Section 4.06(b)(i) or (ii) and (y) the date that the Net Proceeds from Asset Sales of Notes Collateral not applied in accordance with this Section 4.06(b) exceeds

$7.5 million by providing the notice required pursuant to Section 4.06(h), with a copy to the Trustee. After the completion of one or more Asset Sales of Notes Collateral, the Company and its Restricted Subsidiaries may, at their option, use the Net Proceeds thereof to make a Notes Collateral Asset Sale Offer prior to the required deadline or with less Net Proceeds than would trigger the requirement for a Notes Collateral Asset Sale Offer in order to satisfy the requirements of this Section 4.06(b) with respect to such Net Proceeds. After the Company or any Restricted Subsidiary has applied the Net Proceeds from any Asset Sale of any Notes Collateral as provided in, and within the time periods required by, this Section 4.06(b), the balance of such Net Proceeds, if any, from such Asset Sale of any Notes Collateral shall be released by the Notes Collateral Agent to the Company or such Restricted Subsidiary for use by the Company or such Restricted Subsidiary for any purpose not prohibited by the terms of this Indenture and shall cease to constitute Net Proceeds of Asset Sales of Notes Collateral subject to the provisions of this Section 4.06(b). If the aggregate principal amount of Notes (and such Other Pari Passu Lien Obligations) surrendered by holders thereof exceeds the amount of Notes Collateral Excess Amount, the Trustee shall select the Notes (and such Other Pari Passu Lien Obligations) to be purchased in the manner set forth in Section 4.06(g). Upon completion of any such Notes Collateral Asset Sale Offer, the amount of Notes Collateral Excess Amount which served as the basis for such Notes Collateral Asset Sale Offer shall be reduced to zero.

(c) The Company will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale (other than an Asset Sale of Notes Collateral, which shall be governed by Section 4.06(b) above), unless (1) the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents or Asset Sale Cash Equivalents.

(d) Within 365 days after the Company’s or any Restricted Subsidiary of the Company’s receipt of the Net Proceeds of any Asset Sale (other than an Asset Sale of Notes Collateral, which shall be governed by Section 4.06(b) above), the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale at its option to any one or more of the following:

(i) in the case of Net Proceeds from any Asset Sales of assets of any non-Guarantor, to repay Indebtedness of such non-Guarantor;

(ii) to repay (i) Obligations under the ABL Facility or (ii) Other Pari Passu Lien Obligations; provided, however, that, in the case of this clause (ii), the Company shall equally and ratably reduce Obligations under the Notes (based on the respective amount of outstanding Other Pari Passu Lien Obligations and Obligations under the Notes) as provided under Paragraph 5 of the Notes through open-market purchases or otherwise; or

(iii) to make an Asset Sale Investment.

Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary of the Company may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. Any Net Proceeds from any Asset Sale (other than an Asset Sale of Notes Collateral) that are not applied as provided and within the 365-day time period set forth in the first sentence of this Section 4.06(d) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $7.5 million, the Company shall make an offer to all holders of Notes (and, at the option of the Company, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and principal amount or accreted value, as applicable, of such Pari Passu Indebtedness), that is an integral multiple of $2,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, “principal amount” shall refer to 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds not later than ten business days after the date that Excess Proceeds exceed $7.5 million by providing the notice required pursuant to the terms of Section 4.06(h), with a copy to the Trustee. After the completion of one or more Asset Sales (other than Asset Sales of Notes Collateral, which are governed by Section 4.06(b)), the Company and its Restricted Subsidiaries may, at their option, use the Net Proceeds thereof to make an Asset Sale Offer prior to the required deadline or with less Net Proceeds than would trigger the requirement for an Asset Sale Offer in order to satisfy the requirements of this Section 4.06(d) with respect to such Net Proceeds. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes (and such Pari Passu Indebtedness) to be purchased in the manner set forth in Section 4.06(g). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds which served as the basis for such Asset Sale Offer shall be reduced to zero.

(e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Notes Collateral Asset Sale Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations set forth in this Indenture by virtue thereof.

(f) Not later than the date upon which written notice of a Notes Collateral Asset Sale Offer or an Asset Sale Offer, as applicable, is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officer’s Certificate as to (i) in the case of an Asset Sale Offer, the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Notes Collateral Asset Sale Offer or Asset Sale Offer, as applicable, is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b) or Section 4.06(d), as applicable. On such date, in the case of an Asset Sale Offer, the Company shall also irrevocably deposit with the Trustee or with a paying agent an amount equal to the Excess Proceeds to be invested in Cash Equivalents, as directed in writing by the Company, and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Notes Collateral Asset Sale Offer or the Asset Sale Offer, as applicable, remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or a Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that (x) in the case of an Asset Sale Offer, the Excess Proceeds delivered by the Company to the Trustee as provided in this Section 4.06(f) or (y) in the case of a Notes Collateral Asset Sale Offer, the aggregate amount held by the Trustee pursuant to clause (iv) of Section 4.06(a) is greater than the purchase price of the Notes tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for use in any manner not prohibited by this Section 4.06.

(g) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased. If at the end of the Offer Period more Notes (and any Other Pari Passu Lien Obligations) are tendered pursuant to a Notes Collateral Asset Sale Offer than the Company is required to purchase, the principal amount of the Notes (and such Other Pari Passu Lien Obligations) to be purchased will be determined pro rata based on the principal amounts so tendered and the selection of the actual Notes for purchase will be made by the Trustee on a pro rata basis to the extent practicable; provided, however, that no Notes (or any Other Pari Passu Lien Obligations) of $2,000 or less shall be purchased in part. If at the end of the Offer Period more Notes (and Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, the principal amount of the Notes (and Pari Passu Indebtedness) to be purchased will be determined pro rata based on the principal amounts so tendered and the selection of the actual Notes for purchase will be made by the Trustee on a pro rata basis to the extent practicable; provided, however, that no Notes (or Pari Passu Indebtedness) of $2,000 or less shall be purchased in part.

(h) Notices of a Notes Collateral Asset Sale Offer or an Asset Sale Offer shall be provided at least 30 but not more than 60 days before the purchase date to each Holder. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that is to be purchased.

(i) A new Note in principal amount equal to the unpurchased portion of any Note purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date, unless the Company defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

(j) For purposes of this Section 4.06, the Net Proceeds attributable to the sale of (i) Notes Collateral consisting of Equity Interests of a Person that is not a Guarantor shall be deemed to be equal to the equity value of such Equity Interests and (ii) a group of assets consisting of both Notes Collateral and assets that are not Notes Collateral shall be deemed to be Net Proceeds from Notes Collateral and such other assets, respectively, based on the Fair Market Value of the Notes Collateral and such other assets.

(k) Nothing in this Section 4.06 shall require the Company or any Restricted Subsidiary to pledge as Collateral any Excluded Assets.

SECTION 4.07. Transactions with Affiliates. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $5.0 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unaffiliated party;

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority o the members of the Board of Directors of the Company disinterested with respect to such Affiliate Transaction; and

(iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the financial terms of such Affiliate Transaction or series of related Affiliate Transactions is fair, from a financial point of view (or words of similar import), to the Company and the Restricted Subsidiaries, taken as a whole.

(b) The provisions of Section 4.07(a) shall not apply to the following:

(i) (A) transactions between or among the Company or any of its Restricted Subsidiaries and (B) any merger of the Company and any direct parent company of the Company; provided, however, that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Company and such merger is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii) Restricted Payments permitted by Section 4.04 and Permitted Investments (other than pursuant to clauses (3) and (12) of the definition thereof) permitted under this Indenture;

(iii) the payment of management, consulting, monitoring, advisory and other fees, indemnities and expenses pursuant to the Management Services Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees, indemnities and expenses accrued in any prior year), and the termination fees pursuant to the Management Services Agreement, or any amendment thereto or replacement thereof so long as any such amendment or replacement is not disadvantageous in the good faith judgment of the Board of Directors of the Company to the holders of the notes when taken as a whole, as compared to the Management Services Agreement as in effect on the Issue Date, in an aggregate amount not to exceed $1.5 million in any calendar year;

(iv) the payment of reasonable and customary fees paid and reimbursement of expenses to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary or any direct or indirect parent company of the Company;

(v) payments by the Company or any of its Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are (x) approved by a majority of the Board of Directors of the Company in good faith or (y) made pursuant to any agreement described under the caption “Certain Relationships and Related Party Transactions” in the Offering Circular, including the transaction fee agreement described thereunder;

(vi) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);

(vii) payments or loans (or cancellation of loans) to employees or consultants in the ordinary course of business which are approved by a majority of the Board of Directors of the Company in good faith;

(viii) the existence of, or the performance by the Company or any of its Restricted Subsidiaries under the terms of, any agreement or instrument (other than with the Sponsor, except to the extent the Sponsor includes the Company, any of its direct or indirect parents, Holdings or any Subsidiary of the Company) as in effect as of the Issue Date or any amendment thereto (so long as any such agreement or instrument together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement or instrument as in effect on the Issue Date) or any transaction contemplated thereby;

(ix) transactions to effect the Transactions and the payment of all fees and expenses related to the Transactions, including fees to the Sponsor, in each case that are described in the Offering Circular;

(x) (A) transactions with customers, clients, suppliers, toll manufacturers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(xi) any transaction effected as part of a Qualified Receivables Financing;

(xii) the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(xiii) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company or of a Restricted Subsidiary, as appropriate, in good faith;

(xiv) any contribution to the capital of the Company; and

(xv) any employment agreements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

SECTION 4.08. Change of Control. (a) Not later than 30 days following any Change of Control, unless the Company has given notice of redemption pursuant to Section 3.05 with respect to all the Notes, the Company will mail a notice of a Change of Control Offer to each Holder with a copy to the Trustee.

(b) A “Change of Control Offer” means an offer accompanied by a notice provided to each Holder with a copy to the Trustee stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of purchase (subject to the right of the Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(ii) the circumstances and relevant facts and financial information regarding such Change of Control;

(iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is provided); and

(iv) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Notes purchased.

A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d) On the purchase date, all Notes purchased by the Company under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section, the Company shall be deemed to have made a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(f) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.08. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(g) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

(h) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have failed to make a Change of Control Offer or purchase the Notes pursuant thereto under this Section by virtue thereof.

SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year, beginning with the fiscal year of the Company ending December 31, 2012 an Officer’s Certificate, signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

So long as any of the Notes are outstanding (i) if any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, then, within 30 days after the occurrence of such Default or Event of Default or the Company receiving written notice of any action by a Holder described in the preceding clause (ii), the Company shall deliver to the Trustee an Officer’s Certificate specifying such Default, Event of Default or notice.

SECTION 4.10. [Reserved.]

SECTION 4.11. Future Guarantors. After the Issue Date, the Company shall cause each of its Restricted Subsidiaries (other than (x) a Foreign Subsidiary or (y) a Receivables Subsidiary) that:

(a) Incurs or guarantees any Indebtedness under any Credit Agreement; or

(b) Incurs any Indebtedness or issues any shares of Disqualified Stock permitted to be Incurred by Section 4.03(b)

to execute and deliver, within 20 days of such Incurrence, to the Trustee a supplemental indenture substantially in the form of Exhibit D pursuant to which such Subsidiary shall guarantee payment of the Notes. The parties hereto hereby acknowledge that the Subsidiary Guarantors party to this Indenture as of the date any supplemental indenture is to be executed need not be party to such supplemental indenture.

SECTION 4.12. Liens. (a) Holdings and the Company shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (the “Initial Lien”) on any asset or property of Holdings, the Company or such Restricted Subsidiary of the Company, or any income or profits therefrom, or assign or convey any right to receive income therefrom, whether owned at the Issue Date or thereafter acquired, except

(i) in the case of the Notes Collateral, any Initial Lien if (A) such Initial Lien pursuant to the terms of the Intercreditor Agreement ranks junior to the first-priority security interest intended to be created in favor of the Notes Collateral Agent for the benefit of the Trustee and the holders of the Notes pursuant to the Security Documents; provided, however, that the terms of such junior interest will be no more favorable to beneficiaries thereof than the terms contained in the Intercreditor Agreement as in effect on the Issue Date; or (B) such Initial Lien is a Permitted Notes Collateral Lien;

(ii) in the case of the ABL Collateral, any Initial Lien if (A) the Notes are equally and ratably secured on a junior priority basis by such ABL Collateral until such time as such Initial Lien is released or (B) such Initial Lien is a Permitted Lien; and

(iii) in the case of any other asset or property, any Initial Lien if (A) the Notes are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the obligations secured by such Initial Lien or (B) such Initial Lien is a Permitted Lien.

(b) For purposes of determining compliance with this Section 4.12, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to the above paragraph or to one category (or portion thereof) of the definitions of “Permitted Notes Collateral Liens” or “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of Section 4.12(a) or one or more of the categories (or portions thereof) of Permitted Notes Collateral Liens or Permitted Liens, the Company may, in its sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with this Section 4.12.

(c) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common equity of Holdings or any direct or indirect parent of Holdings, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in the definition of “Indebtedness.”

(d) Any Lien created for the benefit of the Holders of the Notes pursuant to Section 4.12(a)(ii) or 4.12(a)(iii) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien, which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Notes Collateral Agent may have on the proceeds from such sale.

(e) Notwithstanding the foregoing, Holdings and the Company shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, Incur or suffer to exist any Lien, including Permitted Notes Collateral Liens or Permitted Liens, on any asset or property of Holdings, the Company or such Restricted Subsidiary that secures Obligations under Indebtedness, which Lien is contractually senior in priority (without regard to control of remedies) to any security interest at any time granted to secure the Notes or the Guarantees and is also contractually junior in priority (without regard to control of remedies) to any security interest at any time granted to secure any other Indebtedness.

SECTION 4.13. Maintenance of Office or Agency.

(a) The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 13.02.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the corporate trust office of the Trustee or its Agent as such office or agency of the Company in accordance with Section 2.04.

SECTION 4.14. Permitted Business Activities. The Company will not, and will not permit any of the Restricted Subsidiaries to, engage in any business other than a Similar Business, except to such extent as would not be material to the Company and the Restricted Subsidiaries, taken as a whole; it being understood that the Company and the Restricted Subsidiaries shall be deemed to be in compliance with this Section 4.14 if the Company or the Restricted Subsidiaries acquire another Person that is primarily engaged in a Similar Business or acquire business operations that primarily consist of Similar Businesses and continue to operate such acquired Person’s operations or such acquired business operations, as the case may be.

SECTION 4.15. Limitation on Business Activities of Holdings.

(a) Holdings will not conduct, transact or otherwise engage in any business or operations, or own or acquire any assets or incur any liabilities, other than:

(1) direct or indirect ownership of the Capital Stock of the Company;

(2) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance;

(3) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings, the Company and their Subsidiaries;

(4) the performance of and incurrence of liabilities under, the documentation governing (i) the Credit Agreement, (ii) this Indenture and (iii) any guarantee of Indebtedness permitted under Section 4.03;

(5) any public offering of Capital Stock of Holdings or any other issuance or registration of Holdings’ Capital Stock for sale or resale or any issuance of equity awards under any plan for the benefit of employees of Holdings, the Company or any of their Subsidiaries, payment of dividends, making contributions to the capital of their Subsidiaries and guaranteeing the obligations of the Company and the Restricted Subsidiaries, including the costs, fees and expenses related thereto;

(6) holding any Restricted Payments made by the Company in accordance with Section 4.04 pending application thereof by the recipient in the manner contemplated by Section 4.04 (if so specified);

(7) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues;

(8) providing indemnification to officers, directors, consultants and agents;

(9) the incurrence of liabilities permitted to be incurred by it by this Indenture and the Credit Agreement; and

(10) activities incidental to the businesses or activities described in clauses (1) to (9) of this Section 4.15(a).

(b) For so long as the Notes are outstanding, except as otherwise provided by Section 5.01, Holdings will beneficially own all the Equity Interests of the Company, it being understood that, notwithstanding the foregoing, Holdings may interpose one or more holding companies between itself and the Company, so long as such holding companies also agree to Guarantee the Notes and provide a security interest in its assets pursuant to supplements to this Indenture and the Security Documents, respectively, and adhere to limitations that are substantially similar to the foregoing limitations on the activities of Holdings under Section 4.15(a).

SECTION 4.16. Impairment of Security Interest. Except as permitted by this Indenture and the Security Documents, subject to the rights of the holders of Permitted Liens and Permitted Notes Collateral Liens, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Holders, subject to limited exceptions. The Company shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders in any material respect, except as permitted under Articles 9 or 11 hereof or the Intercreditor Agreement.

SECTION 4.17. After-Acquired Property. Upon the acquisition by the Company or any Guarantor of any After-Acquired Property (but subject to the limitations, if applicable, set forth in Section 11.01) or upon any change, event or other happening pursuant to or as a result of, any Excluded Asset no longer constitutes an Excluded Asset, the Company or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Notes Collateral Agent a perfected security interest in such After-Acquired Property and to have such After-Acquired Property added to the Notes Collateral or the ABL Collateral, as applicable, and thereupon all provisions of this Indenture relating to the Notes Collateral or the ABL Collateral, as applicable, shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

SECTION 4.18. Real Estate Mortgages and Filings. With respect to real property that secures (or will secure) the Notes or the Guarantees, the Company or the Guarantor must provide the Notes Collateral Agent with filed Mortgages with respect to such owned real property within 90 days (or such longer period as the Notes Collateral Agent may agree in its sole discretion) of the Issue Date or 45 days (or such longer period as the Notes Collateral Agent may agree in its sole discretion) after the acquisition of, or, if requested by the Notes Collateral Agent, entry into, or renewal of, a ground lease in respect of, such real property, as the case may be, in each case together with:

(a) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Notes Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Notes Collateral Agent for the benefit of the Notes Collateral Agent, the Trustee and the Holders, in accordance with the Intercreditor Agreement, and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Notes Collateral Agent;

(b) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction in form and substance, with endorsements and in amount, reasonably acceptable to the Notes Collateral Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Notes Collateral Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Permitted Notes Collateral Liens and Permitted Liens, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably request;

(c) surveys with respect to such owned real property;

(d) opinions of local counsel for the Company and the Guarantors in states in which the real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance customary for such opinions; and

(e) such other evidence that all other actions that the Notes Collateral Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

SECTION 4.19. Covenant Suspension.

(a) During any period of time that:

(1) the Notes have Investment Grade Ratings from both Moody’s and S&P; and

(2) no Default or Event of Default has occurred and is continuing,

the Company and the Restricted Subsidiaries will not be subject to the following Sections of this Indenture: Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.14 and clause (a)(iv) of Section 5.01 (collectively, the “Suspended Covenants”).

Solely for the purpose of determining the amount of Permitted Notes Collateral Liens or Permitted Liens under Section 4.12 during any Suspension Period (as defined below) and without limiting the Company’s or any Restricted Subsidiary’s ability to Incur Indebtedness during any Suspension Period, to the extent that calculations in Section 4.12 refer to Section 4.03, such calculations shall be made as though Section 4.03 remains in effect during the Suspension Period. In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of paragraph (a) of this Section 4.15 and, on any subsequent date (the “Reversion Date”), both of Moody’s and S&P withdraws its ratings or downgrades the ratings assigned to the Securities below the required Investment Grade Ratings or a Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants. The period of time between the date on which the covenants are suspended in accordance with this Section 4.19, and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. On the Reversion Date, all Indebtedness Incurred or Disqualified Stock issued by the Company and its Restricted Subsidiaries during the Suspension Period will be classified to have been Incurred or issued, as the case may be, pursuant to Section 4.03(a) unless such Indebtedness is Secured Indebtedness and the incurrence of such Secured Indebtedness would have only been permitted if such Secured Indebtedness were Incurred as Permitted Debt. In such case, the applicable Secured Indebtedness will be classified as having been Incurred pursuant to the applicable clause of Permitted Debt; provided, however, that if the amount of such Secured Indebtedness exceeds the amount permitted by the applicable clause of Permitted Debt, such Secured Indebtedness shall nevertheless be deemed to have been permitted thereunder and such amount allocated thereunder shall be reduced by the amount of such Indebtedness repaid after the Reversion Date and the Company and its Restricted Subsidiaries shall be permitted to Incur Indebtedness under such clause of Permitted Debt once there is availability based on the terms of such clause set forth in this Indenture (not as it may have been deemed to have been increased on the Reversion Date). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect prior to, but not during, the Suspension Period and the items specified in clauses (a)(4)(iii)(1) through (a)(4)(iii)(5) of Section 4.04 that occurred during the Suspension Period will be disregarded. For purposes of determining compliance with Section 4.06, on the Reversion Date, the Net Proceeds from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero.

ARTICLE 5

MERGER, CONSOLIDATION OR SALE OF ALL

OR SUBSTANTIALLY ALL ASSETS

SECTION 5.01. Merger, Consolidation or Sale of All or Substantially All Assets. (a) The Company shall not consolidate or merge with or into or wind up into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to, any Person unless:

(i) the Company is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the “Successor Company”); provided, however, that if such Successor Company is not a corporation, such Successor Company will form a Wholly Owned Subsidiary that is a corporation and cause such Wholly Owned Subsidiary to become a co-issuer of the Notes;

(ii) the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii) immediately after giving effect to such transaction no Default shall have occurred and be continuing;

(iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either

(A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(v) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with this Indenture.

The Successor Company (if other than the Company) shall succeed to, and be substituted for, the Company under this Indenture, and the predecessor Company, except in the case of a lease of all or substantially all assets, will be released from all obligations with respect to this Indenture and the Notes. Notwithstanding the foregoing clauses (iii) and (iv), (A) the Company may consolidate with, merge into or transfer all or part of its properties and assets to any Restricted Subsidiary, (B) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States or the District of Columbia so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby and (C) a transfer of assets among the Company and the Guarantors shall not be deemed to be a transfer, lease, conveyance or other disposition of all or substantially all of the Company’s assets.

(b) The Company shall not permit any Subsidiary Guarantor to consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to, any Person unless:

(i) except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company, Holdings or a Subsidiary of the Company or Holdings), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company provides an Officer’s Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06 in respect of such disposition, such Subsidiary Guarantor is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized and existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, except in the case of clause (x) or (y), being herein called the “Successor Guarantor”);

(ii) the Successor Guarantor (if other than such Guarantor) (to the extent applicable) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantors’ Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor (to the extent applicable) or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor (to the extent applicable) or such Subsidiary at the time of such transaction) no Default shall have occurred and be continuing; and

(iv) the Successor Guarantor (if other than such Subsidiary Guarantor) (to the extent applicable) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Guarantor (to the extent applicable) shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee, and the predecessor Subsidiary Guarantor, except in the case of a lease of all or substantially all assets, will be released from all obligations with respect to its Guarantee, this Indenture and the Notes. Notwithstanding the foregoing clause (iii), (A) a Subsidiary Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States or the District of Columbia, so long as the amount of Indebtedness of the Subsidiary Guarantor is not increased thereby and (B) a Subsidiary Guarantor may merge with another Guarantor or the Company.

(c) Holdings shall not consolidate or merge with or into or wind up into (whether or not Holdings is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to, any Person unless:

(i) Holdings is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized and existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Holdings or such Person, as the case may be, being herein called the “Successor Holdings Guarantor”);

(ii) the Successor Holdings Guarantor (if other than Holdings) expressly assumes all the obligations of Holdings under this Indenture and Holdings’ Guarantee of the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii) immediately after giving effect to such transaction no Default shall have occurred and be continuing; and

(iv) the Successor Holdings Guarantor (if other than Holdings) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Holdings Guarantor shall succeed to, and be substituted for, Holdings under this Indenture and such Holdings’ Guarantee of the Notes and the predecessor Holdings, except in the case of a lease of all or substantially all assets, will be released from all obligations with respect to its Guarantee, this Indenture and the Notes. Notwithstanding the foregoing clauses (iii), (A) Holdings may merge with an Affiliate incorporated solely for the purpose of reincorporating Holdings in another state of the United States or the District of Columbia, (B) Holdings may merge with another Guarantor or the Company and (C) a transfer of assets among Holdings, the Company and the Guarantors shall not be deemed to be a transfer, lease, conveyance or other disposition of all or substantially all of Holdings’ assets.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. An “Event of Default” with respect to all of the Notes occurs if:

(a) the Company defaults in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days,

(b) the Company defaults in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(c) the Company, Holdings or any other Guarantor fails to comply with its obligations under Section 5.01,

(d) the Company, Holdings or any Restricted Subsidiary of the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in (a), (b) or (c) above) and such failure continues for 60 days after the Notice of Default specified below,

(e) the Company, Holdings or any Significant Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary of the Company) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent or such Indebtedness is in respect of the ABL Facility,

(f) the Company, Holdings or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company, Holdings or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Company, Holdings or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Company, Holdings or any Significant Subsidiary; or

(iv) any similar relief is granted under any foreign laws;

and, in each case, the order or decree remains unstayed and in effect for 60 days,

(h) the Company, Holdings or any Significant Subsidiary fails to pay final judgments aggregating in excess of $10.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof,

(i) the Guarantee of the Notes by Holdings or a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof or by this Indenture) or any Guarantor denies or disaffirms in writing its obligations under this Indenture or any Guarantee and such Default continues for 10 days,

(j) unless all of the Collateral has been released from the Liens in accordance with the provisions of the Security Documents, the Company, Holdings or any Subsidiary shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Subsidiary, the Company fails to cause such Subsidiary to rescind such assertions within 30 days after the Company has actual knowledge of such assertions, or

(k) the failure by the Company, Holdings or any Restricted Subsidiary to comply for 60 days after receipt of a Notice of Default with its other agreements contained in the Security Documents except for a failure that would not be material to the Holders and would not materially affect the value of the Collateral taken as a whole.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (d) or (k) above shall not constitute an Event of Default until the Trustee notifies the Company in writing or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee in writing of the Default and the Company does not cure such Default within the time specified in clauses (d) or (k) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of outstanding Notes by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Company occurs, the principal of, premium, if any, and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any applicable judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. When a Default is waived, it is deemed cured and the Company, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture, the Intercreditor Agreement or any Security Document or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee does not have an affirmative duty to ascertain whether or not such direction is unduly prejudicial to any Holder; provided further, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i) such Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for compensation, reasonable expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 and the Notes Collateral Agent for any amounts, expenses, costs or liabilities owed to or incurred by it relating to or in connection with any Security Document or this Indenture;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Company or, to the extent the Trustee collects any amount for or from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall provide to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13. Intercreditor Agreement. The exercise of any remedies under this Article 6 shall be subject to any applicable provisions of the Intercreditor Agreement.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants, obligations, responsibilities or duties shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Security Documents and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding and indemnified in accordance with Section 6.05, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the expense of the Company and shall incur no liability of any kind by reason of making or not making such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder including as Notes Collateral Agent and in its capacity as Trustee and Notes Collateral Agent under the Security Documents and as a party to the Intercreditor Agreement, and each agent, custodian and other Person employed to act hereunder and thereunder.

(i) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(j) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(k) The Trustee may request that the Company deliver an incumbency certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture (an “Incumbency Certificate”), which Incumbency Certificate may be signed by any person authorized to sign an Incumbency Certificate, including a person as so authorized in any such certificate previously delivered and not suspended.

(l) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default other than (i) any Event of Default occurring pursuant to Sections 6.01(a) or (b) or (ii) any Default of which a Trust Officer shall have actual knowledge thereof or the Trustee shall have received written notice thereof in accordance with Section 13.02 hereof from the Company, any Guarantor or any Holder. As used herein, actual knowledge means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall provide to each Holder notice of the Default by the later of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee at the Office of the Trustee, and such notice references the Notes and this Indenture. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06. Reports by Trustee to the Holders. As promptly as practicable after each August 1 beginning with the August 1 following the date of this Indenture, and in any event prior to September 1 in each year, the Trustee shall provide to each Holder a brief report dated as of such August 1 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

A copy of each report at the time of its providing to the Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee and the Notes Collateral Agent compensation as agreed in writing for their services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements or advances incurred or made by it in connection with carrying out its rights or duties hereunder or under the Security Documents or the Intercreditor Agreement, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and each Guarantor, jointly and severally shall indemnify and hold harmless the Trustee and its Related Persons against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, and under any Security Document to which the Trustee is a party and the Intercreditor Agreement, including the costs and expenses of enforcing this Indenture, the Notes or Guarantee against the Company or a Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person). The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company and the Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and the Guarantors, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, gross negligence or bad faith.

To secure the Company’s and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Company’s and the Guarantors’ payment obligations pursuant to this Section shall survive the termination, satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

(c) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall provide a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(f) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Notes; Defeasance. (a) This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes and their obligations under this Indenture with respect to the Holders of the Notes when:

(i) (1) all the Notes theretofore authenticated and delivered (other than Notes pursuant to Section 2.08 which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (2) all of the Notes (a) have become due and payable, (b) will become due and payable at their stated maturity within one year or (c) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in respect of the Notes, cash in U.S. Dollars, U.S. Government obligations or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; it being understood, in the case of a discharge that occurs in connection with a redemption, the amount to be deposited shall be the amount that, as of the date of such deposit, is deemed reasonably sufficient to make such payment and discharge on the date of redemption, in the good faith determination of the Board of Directors of the Company pursuant to a resolution of the Board of Directors of the Company and as evidenced by an Officer’s Certificate;

(ii) the Company or the Guarantors have paid all other sums payable under this Indenture; and

(iii) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture and the Security Documents with respect to the Notes (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17 and 4.18 for the benefit of the Notes and the operation of Section 5.01(a)(iv), 5.01(b) and 5.01(c) and Sections 6.01(c) (only as it applies to Section 5.01(a)(iv)), 6.01(d), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries only), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h) (with respect to Significant Subsidiaries only), 6.01(i), 6.01(j) and 6.01(k) for the benefit of the Notes (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company exercises its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Guarantee of the Notes shall be terminated simultaneously with the termination of such obligations.

If the Company exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries only), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h) (with respect to Significant Subsidiaries only) 6.01(i), 6.01(j) or 6.01(k) or because of the failure of the Company to comply with Section 5.01(a)(iv). Any exercise of the Company’s covenant defeasance option or legal defeasance option will not have any effect on the Notes and their rights under this Indenture or on the obligations of the Company, Holdings and the Guarantors with respect to the Notes.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until all the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

SECTION 8.02. Conditions to Defeasance. (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Company irrevocably deposits in trust with the Trustee in respect of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient or Government Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on the applicable Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

(iv) the deposit does not constitute a default under any other agreement binding on the Company and its Restricted Subsidiaries;

(v) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Notwithstanding the foregoing, the Opinion of Counsel required with respect to a legal defeasance need not be delivered if all the Notes not theretofore delivered to the Trustee for cancellation have become due and payable;

(vi) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(vii) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than that described in clause (iii) above) to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article 8 have been complied with.

(b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

SECTION 8.04. Repayment to the Company. Each of the Trustee and each Paying Agent shall promptly turn over to the Company upon request any money or Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Obligations or the principal and interest received on such Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantors’ obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government

Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of or interest on, any such Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01. Without Consent of the Holders. (a) The Company, the Guarantors, the Trustee and the Notes Collateral Agent may amend this Indenture, the Notes, any Security Document or the Intercreditor Agreement without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, defect, mistake or inconsistency;

(ii) to conform the text of this Indenture, the Guarantees, the Security Documents or the Notes to any provision of this “Description of the Notes” to the extent that such provision in this Indenture, the Guarantees, the Security Documents or the Notes was intended to be a substantially verbatim recitation of a provision of the “Description of the Notes” in the Offering Circular (based on an Officer’s Certificate to such effect);

(iii) to comply with Article 5;

(iv) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(v) to add additional Guarantees with respect to the Notes;

(vi) to secure the Notes or to add additional assets as Collateral;

(vii) to release Collateral from the Lien or any Guarantor from its Guarantee, in each case pursuant to this Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by this Indenture or the Security Documents;

(viii) to add to the covenants of the Company or any Restricted Subsidiary for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Guarantor;

(ix) to make any change that does not adversely affect the rights of any Holder;

(x) to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of this Indenture under the TIA;

(xi) to provide for the issuance of Additional Notes, which, except as otherwise provided herein, shall have terms substantially identical in all material respects to the Initial Notes;

(xii) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer Notes; or

(xiii) except as provided in clause (x) of Section 9.02, to amend the Intercreditor Agreement in accordance with the provisions thereof;

provided, however, that the Company has delivered to the Trustee (and to the Notes Collateral Agent, if applicable) an Opinion of Counsel and an Officer’s Certificate, each reasonably satisfactory to the Trustee and each stating that such amendment or supplement complies with the provisions of this Section 9.01 and covering the matters set forth in Sections 13.04 and 13.05.

The Intercreditor Agreement may be amended from time to time with the consent of certain parties thereto. In addition, the Company may designate, without the consent of the Notes Collateral Agent or Bank Collateral Agent, additional obligations as Other Pari Passu Lien Obligations or other obligations in respect of an ABL Facility only if (x) the incurrence of such obligations is permitted under each of the ABL Facility, the Indenture, any existing debt documents entered into in connection with Other Pari Passu Lien Obligations and the Intercreditor Agreement, and (y) the Company shall have delivered an Officer’s Certificate to each of the Trustee, the Notes Collateral Agent and the Bank Collateral Agent certifying to such effect. If so permitted, the Company shall (i) notify each such Trustee and collateral agent (or other applicable party) in writing of such designation and (ii) cause the (1) applicable administrative agent or collateral agent for the additional Other Pari Passu Lien Obligations or (2) the collateral agent for the new ABL Facility, as applicable, to execute and deliver to the Notes Collateral Agent and the Bank Collateral Agent (and each other applicable collateral agent or trustee), a joinder agreement to the Intercreditor Agreement. Any such additional party and the Bank Collateral Agent, the Trustee and the Notes Collateral Agent shall be entitled to rely upon a certificate delivered by an officer of the Company certifying that such Other Pari Passu Lien Obligations or Lenders Debt, as the case may be, were issued or borrowed in compliance with the ABL Facility and the Indenture and the Security Documents. Any amendment of the Intercreditor Agreement that is proposed to be effected without the consent of the Bank Collateral Agent or the Notes Collateral Agent will be submitted to such Person for its review at least 5 Business Days prior to the proposed effectiveness of such amendment.

After an amendment under this Section 9.01 becomes effective, the Company shall provide to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of the Holders. (a) The Company, the Trustee and the Notes Collateral Agent may amend this Indenture, the Notes, any Security Document or the Intercreditor Agreement with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Notes); provided, however, that the Company has delivered to the Trustee (and to the Notes Collateral Agent, if applicable) an Opinion of Counsel and an Officer’s Certificate, each reasonably satisfactory to the Trustee and each stating that such amendment or supplement complies with the provisions of this Section 9.02 and covering the matters set forth in Sections 13.04 and 13.05. However, without the consent of each Holder of an outstanding Note affected, an amendment may not:

(i) reduce the amount of Notes whose Holders must consent to an amendment,

(ii) reduce the rate of or extend the time for payment of interest on any Note,

(iii) reduce the principal of or change the Stated Maturity of any Note,

(iv) reduce the amount payable upon the redemption of any Note or change the time when any Note may be redeemed in accordance with Article 3,

(v) make any Note payable in money other than that stated in such Note,

(vi) make any change in Section 6.04, 6.07 or the second sentence of this Section 9.02,

(vii) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,

(viii) expressly subordinate the Notes or any Guarantee in right of payment to any other Indebtedness of the Company or any Guarantor, or

(ix) except as expressly provided by this Indenture, release all or substantially all of the Guarantees.

Without the consent of the Holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, (i) except as expressly provided in this Indenture, no amendment or waiver may modify the Guarantees in any manner adverse to the Holders, (ii) except as provided in the Intercreditor Agreement, no amendment or waiver may release from the Lien of this Indenture and the Security Documents all or substantially all of the Collateral and (iii) no amendment or waiver may make any change in the Intercreditor Agreement or the provisions in this Indenture, in each case dealing with the application of trust proceeds of the Collateral that would adversely affect the Noteholders (other than as expressly provided in the Intercreditor Agreement, the Security Documents or this Indenture).

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(b) After an amendment under this Section 9.02 becomes effective, the Company shall provide to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

(c) In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlled by the Company or any Guarantor, shall be considered as though not outstanding.

SECTION 9.03. Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Notes or any Security Document or the Intercreditor Agreement shall comply, to the extent applicable, with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments. The Trustee and the Notes Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Notes Collateral Agent. If it does, the Trustee and the Notes Collateral Agent may but need not sign it. In signing any amendment, supplement or waiver, the Trustee and the Notes Collateral Agent shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture, and complies with the provisions hereof (including Section 9.03) and covering the matters set forth in Sections 13.04 and 13.05 hereof. Such opinion shall not be an expense of the Trustee.

SECTION 9.07. Payment for Consent. Neither Holdings nor the Company, nor any Subsidiary of the Company, shall, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, in the case of an offering of securities to Holders of Notes by Holdings, the Company or any Subsidiary of the Company (including, without limitation, an exchange offer) in which a consent, waiver or amendment is sought, if such offering is intended to be exempt from the registration requirements of the Securities Act, Holdings, the Company and the Subsidiaries of the Company may offer and issue such securities only to Holders of Notes who are eligible to receive such securities in accordance with such exemption from registration.

SECTION 9.08. Additional Voting Terms; Calculation of Principal Amount. Except as expressly provided in this Indenture, including under Section 9.02, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10

GUARANTEES

SECTION 10.01. Guarantees. (a) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety on a senior basis, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company (including obligations to the Trustee and the Notes Collateral Agent) under this Indenture, the Notes, the Security Documents and the Intercreditor Agreement, whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Company under this Indenture, the Notes, the Security Documents and the Intercreditor Agreement and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture, the Notes, the Security Documents and the Intercreditor Agreement (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation. The Guaranteed Obligations of a Guarantor will be secured by security interests in the Collateral owned by such Guarantor to the extent provided for in the Security Documents and as required pursuant to Sections 4.12 and 4.15.

(b) Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder, the Trustee or the Notes Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes, any Security Document, or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes, any Security Document or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes, any Security Document or any other agreement; (iv) the release of any security held by any Holder, the Trustee or the Notes Collateral Agent for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder, Trustee or the Notes Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.02(b).

(c) Subject to Section 10.02(a), each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company or any other Guarantor first be used and depleted as payment of the Company’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

(d) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or the Notes Collateral Agent to any security held for payment of the Guaranteed Obligations.

(e) Except as expressly set forth in Sections 8.01, 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Trustee or the Notes Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Notes, any Security Document or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(f) Except as expressly set forth in Sections 8.01 and 10.02, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Except as expressly set forth in Sections 8.01 and 10.02, each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee or Notes Collateral Agent has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee in accordance with this Indenture, forthwith pay, or cause to be paid, in cash, to the Holders, the Trustee or Notes Collateral Agent an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company then due to the Holders, the Trustee and the Notes Collateral Agent in respect of the Guaranteed Obligations.

(h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders, the Trustee and the Notes Collateral Agent, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Notes Collateral Agent or any Holder in enforcing any rights under this Section 10.01.

(j) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

(k) All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, the economic consequences resulting from the performance of their respective obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Guarantee such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under their respective Guarantees in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Guarantee that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 10.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Guarantee (including in respect of this Section 10.01), minus (2) the aggregate amount of all payments received on or before such date by such Guarantor from the other Contributing Guarantors as contributions under this Section 10.01. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Contributing Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 10.01(k). For the avoidance of doubt, nothing in this Section 10.01(k) shall limit or impair, by implication or otherwise, each Guarantor’s obligations under its Guarantee.

SECTION 10.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) A Guarantee as to any Restricted Subsidiary shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be automatically released from all obligations under this Article 10 upon:

(i) the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of the applicable Subsidiary Guarantor if such sale, disposition or other transfer is not prohibited by this Indenture, in each case other than to the Company, Holdings or a Guarantor; provided, however, that such Subsidiary Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement and any other Indebtedness of the Company or any Restricted Subsidiary of the Company;

(ii) the Company designating such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under Section 4.04 and the definition of “Unrestricted Subsidiary”;

(iii) the release or discharge of all guarantees by such Restricted Subsidiary and the repayment of all Indebtedness and retirement of all Disqualified Stock of such Restricted Subsidiary which, if Incurred by such Restricted Subsidiary, would require such Restricted Subsidiary to guarantee the Notes under Section 4.11; or

(iv) the Company’s exercise of the Company’s legal defeasance option or covenant defeasance option in accordance with Section 8.01 or if the obligations of such Guarantor under this Indenture are discharged in accordance with the terms of this Indenture.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, Notes Collateral Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder, Notes Collateral Agent or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee, Notes Collateral Agent or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, Notes Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Execution of Supplemental Indenture for Future Guarantors. Each Person which is required to become a Guarantor after the Issue Date pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D hereto pursuant to which such Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture is permitted by and complies with this Indenture.

ARTICLE 11

SECURITY DOCUMENTS

SECTION 11.01. Collateral and Security Documents. (a) The due and punctual payment of the principal of and interest (including additional interest, if any) on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (including additional interest, if any) on the Notes and performance of all other Guaranteed Obligations of the Company and the Guarantors to the Holders, the Trustee or the Notes Collateral Agent under this Indenture, the Notes, the Intercreditor Agreement and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Guaranteed Obligations, subject to the terms of the Intercreditor Agreement. The Trustee and the Company hereby acknowledge and agree that the Trustee or the Notes Collateral Agent, as the case may be, holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents and the Intercreditor Agreement. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement, and authorizes and directs the Notes Collateral Agent and, as applicable, the Trustee to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that, except as specifically provided in this Indenture or the Security Documents, if any of the provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control. The Company shall deliver to the Trustee (if it is not itself then the Notes Collateral Agent) copies of all documents delivered to the Notes Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Trustee and the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. Subject to the terms of and solely to the extent set forth in this Indenture and the applicable Security Documents, the Company shall take, and shall cause Holdings and the Subsidiaries of the Company to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company and the Guarantors hereunder, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement), in favor of the Notes Collateral Agent for the benefit of the Trustee, the Holders and the other Secured Parties under the Security Documents.

(b) Notwithstanding the foregoing, (i) the Capital Stock and other securities of the Subsidiaries of the Company that are owned by the Company or any Subsidiary Guarantor will constitute Notes Collateral only to the extent that such Capital Stock and other securities can secure the Notes without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (“Rule 3-10” and “Rule 3-16,” respectively) (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency);

(i) in the event that either Rule 3-10 or Rule 3-16 requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary (other than the Company) due to the fact that such Subsidiary’s Capital Stock and other securities secure the Notes, the performance of Guaranteed Obligations of the Company or any Guarantee, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Notes Collateral, but only to the extent necessary to not be subject to such requirement (and, in such event, the Security Documents may be amended or modified, without the consent of any Holder of the Notes, to the extent necessary to release the first-priority security interests in the shares of Capital Stock and other securities that are so deemed to no longer constitute part of the Notes Collateral); provided, that the foregoing limitation shall not apply to the pledge of Capital Stock of the Company by Holdings;

(ii) in the event that either Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock and other securities to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Notes Collateral but only to the extent to not be subject to any such financial statement requirement (and, in such event, the Security Documents may be amended or modified, without the consent of any Holder of the Notes, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock and other securities); and

(iii) in accordance with the limitations set forth in the two preceding clauses (i) and (ii), the Notes Collateral will include shares of Capital Stock of Subsidiaries of the Company only to the extent that the applicable value of such Capital Stock (on a Subsidiary-by-Subsidiary basis) is less than 20% of the aggregate principal amount of the Notes outstanding; provided, however, that following the Issue Date, the portion of the Capital Stock of Subsidiaries constituting Notes Collateral may decrease or increase as described in this Article 11.

(c) Notwithstanding the foregoing, (i) the intercompany debt of the Subsidiaries of the Company that are owned by the Company or any Subsidiary Guarantor will constitute Collateral only to the extent that such intercompany debt can secure the Notes without Rule 3-10 or Rule 3-16 (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency);

(i) in the event that either Rule 3-10 or Rule 3-16 requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary (other than the Company) due to such Subsidiary’s intercompany debt securing the Notes or any Subsidiary Guarantee, then the intercompany debt shall automatically be deemed not to be part of the Collateral, but only to the extent necessary to not be subject to such requirement (and, in such event, the Security Documents may be amended or modified, without the consent of any Holder of the Notes, to the extent necessary to release the security interests on the intercompany debt that is so deemed to no longer constitute part of the Collateral); and

(ii) in the event that either Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s intercompany debt to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the intercompany debt of such Subsidiary shall automatically be deemed to be part of the Collateral but only to the extent to not be subject to any such financial statement requirement (and, in such event, the Security Documents may be amended or modified, without the consent of any Holder of the Notes, to the extent necessary to subject such additional intercompany debt to the Liens under the Security Documents such additional Capital Stock and other securities).

(d) In addition to the limitations described in Sections 11.01(b) and 11.01(c), the Notes Collateral will not include (i) property or assets as to which the Notes Collateral Agent has notified any Grantor in writing that it has reasonably determined that the costs of obtaining a security interest are excessive in relation to the value of the security to be afforded thereby, (ii) the Excluded Assets or (iii) the ABL Collateral.

(e) None of the Company or the Guarantors are required to take any action to perfect any security interest in the Notes Collateral or the ABL Collateral under the laws of any jurisdiction outside the United States, including the pledge of equity issued by Foreign Subsidiaries, except the Company and the Guarantors shall take such actions (each, a “Foreign Action”) for the benefit of the Notes Collateral Agent and the Holders as are taken with respect to the Collateral for the benefit of the Bank Collateral Agent, provided that, following such Foreign Action, the relative lien priorities in such Collateral for the benefit of the Notes Collateral Agent and the Bank Collateral Agent are maintained to the extent set forth in the

Intercreditor Agreement; provided, however, that to the extent any signature or other action is required by the Trustee or the Notes Collateral Agent or any other secured party hereunder to effect such Foreign Action by the Company or any Guarantor, the Company or such Guarantor shall not be required to take such Foreign Action for the benefit of the Notes Collateral Agent or any other secured party hereunder.

SECTION 11.02. Recordings and Opinions. (a) The Company and the Guarantors shall furnish to the Notes Collateral Agent and the Trustee (if the Trustee is not then the Notes Collateral Agent), on or before the time when the Company is required to provide annual reports pursuant to Section 4.02 with respect to the preceding fiscal year, an opinion of counsel:

(i) stating substantially to the effect that, in the opinion of such counsel, such action has been taken subject to the terms and solely to the extent set forth in this Indenture and the applicable Security Documents with respect to the recordings, registerings, filings, re-recordings, re-registerings and re-filings of this Indenture, the Security Documents and all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture or any Security Documents in the Collateral and reciting with respect to the security interests in such Collateral the details of such action or referencing to prior Opinions of Counsel in which such details are given; or

(ii) to the effect that, in the opinion of such counsel, pursuant to and subject to the terms of the Indenture and the Security Documents, no such action is necessary to maintain such Lien under this Indenture and the Security Documents.

(b) The Company will comply with the provisions of TIA § 314(b).

SECTION 11.03. Release of Collateral. (a) Subject to Section 11.03(b) and 11.04 hereof, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. The Company and the Guarantors will be entitled to a release of assets included in the Collateral from the Liens securing the Notes, and the Trustee shall release, or instruct the Notes Collateral Agent to release, as applicable, the same from such Liens at the Company’s sole cost and expense, under one or more of the following circumstances:

(1) to enable the Company and the Guarantors to consummate the sale, transfer, lease or other disposition of such property or assets to the extent not prohibited under Section 4.06;

(2) in the case of a Guarantor that is released from its Guarantee with respect to the Notes, the release of the property and assets of such Guarantor;

(3) pursuant to an amendment or waiver in accordance with Article 9 of this Indenture; or

(4) if the Notes have been defeased or this Indenture has been discharged pursuant to Article 8.

The junior priority lien on the ABL Collateral securing the Notes will terminate and be released automatically if the senior priority liens on the ABL Collateral are released by the Bank Collateral Agent (even if, at the time of such release of such senior priority liens, an Event of Default shall have occurred and be continuing under this Indenture), including, without limitation, in connection with a sale, transfer or disposition of ABL Collateral that is (i) effected by the Company or any Guarantor to the extent permitted by the ABL Facility or otherwise permitted with the consent of, or at the direction of, the Bank Collateral Agent or (ii) occurs in connection with the foreclosure of, or other exercise of remedies with respect to, such ABL Collateral by the Bank Collateral Agent (except, in each case, with respect to any proceeds of such sale, transfer or disposition that remain after satisfaction in full of the Lenders Debt).

Upon receipt of an Officer’s Certificate and an Opinion of Counsel certifying that all conditions precedent under this Indenture and the Security Documents, if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Notes Collateral Agent shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement.

(b) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee (if not then the Notes Collateral Agent) has delivered a notice of acceleration to the Notes Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in this Indenture, the Security Documents or the Intercreditor Agreement.

SECTION 11.04. Permitted Releases Not To Impair Lien; Trust Indenture Act Requirements. (a) The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to (x) the applicable Security Documents and the terms of this Article 11 or (y) the Intercreditor Agreement. Each of the Holders acknowledges that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents and the Intercreditor Agreement and of this Article 11 will not be deemed for any purpose to be in contravention of the terms of this Indenture. To the extent applicable, the Company shall cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Lien hereof and of the Security Documents, to be complied with. Any certificate or opinion required by § 314(d) of the TIA may be made by an Officer of the Company or legal counsel, except in cases which § 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 11.04, the Company will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on the written advice of counsel, a copy of which written advice shall be provided to the Trustee and the Notes Collateral Agent with written confirmation that it may be relied upon by the Trustee and Notes Collateral Agent, that under the terms of TIA §314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to any release or series of releases of Collateral.

(b) Notwithstanding anything herein to the contrary, the Company and the Guarantors shall be permitted, without any release or consent by the holders of the Notes or the Trustee or the Notes Collateral Agent, but otherwise in compliance with this Indenture and the Security Documents, to conduct ordinary course activities with respect to the Collateral, including:

(i)	selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business,

(ii)	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Security Documents,

(iii)	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents which it may own or under which it may be operating,

(iv)	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances,

(v)	granting a license of any intellectual property,

(vi)	selling, transferring or otherwise disposing of inventory in the ordinary course of business,

(vii)	collecting accounts receivable in the ordinary course of business or selling, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business,

(viii)	making cash payments (including for the repayment of Indebtedness or interest and in connection with the Company’s cash management activities) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Security Documents, and

(ix)	abandoning any intellectual property which is no longer used or useful in the Company’s business.

(c) The Company, beginning with the six-month period ending December 31, 2012, shall deliver to the Trustee within 30 days following the end of each six-month period (with the second such six-month period being the end of each fiscal year), an Officer’s Certificate to the effect that all releases and withdrawals during the preceding six-month period (or since the Issue Date, in the case of the first such certificate) in connection with which no consent of the holders of the Notes or the Trustee was obtained pursuant to the foregoing provisions were not prohibited by this Indenture or the Security Documents.

(d) In connection with any release of Collateral permitted by this Section 11.04, the Trustee shall, and shall cause the Notes Collateral Agent to, do or cause to be done, all acts reasonably necessary to effectuate the release the Liens securing the Notes and the Guarantees with respect to such Collateral as soon as reasonably practicable.

SECTION 11.05. Certificates of the Trustee. Except as permitted under Section 11.04, in the event that the Company wishes to release Collateral in accordance with this Indenture and the Security Documents and the Intercreditor Agreement at a time when the Trustee is not itself also the Notes Collateral Agent and the Company has delivered the certificates and documents required by the Security Documents and Section 11.03 hereof, if TIA § 314(d) is applicable to such releases (the applicability of which will be established to the reasonable satisfaction of the Trustee pursuant to Section 11.04 or otherwise), the Trustee will determine whether it has received all documentation required by TIA § 314(d) in connection with such release and, based on an Opinion of Counsel pursuant to Section 13.04, will deliver a certificate to the Notes Collateral Agent setting forth such determination. The Trustee, however, shall have no duty to confirm the legality or validity of such documents, its sole duty being to certify such documents which, on their face, conform to § 314(d) of the TIA.

SECTION 11.06. Suits to Protect the Collateral. Subject to the provisions of Article 7 hereof and the Intercreditor Agreement, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Notes Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the Guaranteed Obligations of the Company hereunder.

Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee).

SECTION 11.07. Authorization of Receipt of Funds by the Trustee under the Security Documents. Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 11.08. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

SECTION 11.09. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 11.10. Release upon Termination of the Company’s Obligations. In the event that the Company delivers to the Trustee, in form and substance reasonably acceptable to it, an Officer’s Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Notes and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid or (ii) the Company shall have exercised its legal defeasance option or its covenant defeasance option, in each case in compliance with the provisions of Article 8, the Trustee shall deliver to the Company and the Notes Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Notes Collateral Agent of such notice, the Notes Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

SECTION 11.11. Notes Collateral Agent. (a) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Security Documents and the Intercreditor Agreement and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreement, together with such powers as are reasonably incidental thereto. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 11.11. The provisions of this Section 11.11 are solely for the benefit of the Notes Collateral Agent and none of the Trustee, any of the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 11.03. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreement, the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Notes Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreement or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture, the Notes Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Notes Collateral Agent is expressly entitled to take or assert under this Indenture, the Security Documents and the Intercreditor Agreement, including the exercise of remedies pursuant to Article VI, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.

(b) The Notes Collateral Agent may execute any of its duties under this Indenture, the Security Documents or the Intercreditor Agreement by or through agents, employees, attorneys-in-fact or through its Related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Notes Collateral Agent shall not be responsible for the gross negligence or misconduct of any agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made without gross negligence or willful misconduct.

(c) None of the Notes Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Grantor or Affiliate of any Grantor, or any officer or Related Person thereof, contained in this or any Indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this or any other Indenture, the Security Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this or any other Indenture, the Security Documents or the Intercreditor Agreement, or for any failure of any Grantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Indenture, the Security Documents or the Intercreditor Agreement or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d) The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to any Grantor), independent accountants and other experts selected by the Notes Collateral Agent. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this or any other Indenture, the Security Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this or any other Indenture, the Security Documents or the Intercreditor Agreement in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e) The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Notes Collateral Agent shall have received written notice from the Trustee or a Grantor referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6; provided, however, that unless and until the Notes Collateral Agent has received any such request, the Notes Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

(f) Wells Fargo Bank, National Association and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Grantor and its Affiliates as though it was not the Notes Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, Wells Fargo Bank, National Association or its respective Affiliates may receive information regarding any Grantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of any such Grantor or such Affiliate) and acknowledge that the Notes Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders.

(g) The Notes Collateral Agent may resign at any time upon thirty (30) days prior written notice to the Trustee and the Grantors, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Trustee, subject to the consent of the Issuer (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the effective date of the resignation of the Notes Collateral Agent, the Notes Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term

“Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 11.11 shall inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(h) The Trustee shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

(i) The Trustee, as Notes Collateral Agent, is authorized and directed to (i) enter into the Security Documents, (ii) enter into the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Security Documents and the Intercreditor Agreement.

(j) The Trustee agrees that it shall not, and shall not instruct the Notes Collateral Agent to, unless specifically requested to do so by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against any Grantor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VI, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent.

(k) The Trustee is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Notes Collateral Agent thereof, and, promptly upon the Notes Collateral Agent’s request therefor shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(l) The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Notes Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Notes Collateral Agent’s own interest in the Collateral and that the Notes Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(m) If the Company (i) Incurs any obligations in respect of Lenders Debt at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting Lenders Debt entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the Lenders Debt so Incurred, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

SECTION 11.12. Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the terms “Lenders Debt” and “Other Pari Passu Lien Obligations” or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee, the Notes Collateral Agent and the Bank Collateral Agent. For all purposes hereof and the Intercreditor Agreement, the Company hereby designates the Obligations pursuant to the ABL Facility as “Lenders Debt.”

ARTICLE 12

[INTENTIONALLY LEFT BLANK]

ARTICLE 13

MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 13.02. Notices. (a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Company or a Guarantor:

Global Brass & Copper, Inc.

475 N. Martingale Road, Suite 1050

Schaumburg, IL 60173

Attention of: General Counsel

Facsimile: 847-240-4733

if to the Trustee:

Wells Fargo Bank, National Association

625 Marquette Ave. 11th Floor, MAC N9311-110

Minneapolis, MN 55479

Attention of: Corporate Trust Operations

Facsimile: 612-667-9825

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

SECTION 13.03. Communication by the Holders with Other Holders. The Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 13.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 13.08. Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 13.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREIN.

SECTION 13.10. No Recourse Against Others. No affiliate, director, officer, employee, incorporator or holder of any equity interests in the Company or any direct or indirect parent corporation of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided, however, the foregoing will not affect or limit any liability of any Guarantor under this Indenture or its Guarantee. Each Holder of Notes by accepting a Note waives and releases all such liability.

SECTION 13.11. Successors. All agreements of the Company and each Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14. Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 13.15. Intercreditor Agreement Governs. Reference is made to the Senior Lien Intercreditor Agreement dated as of the Issue Date, among Wells Fargo Bank, National Association, as collateral agent for the ABL Facility Secured Parties referred to therein; Wells Fargo Bank, National Association, as Trustee; Wells Fargo Bank, National Association, as Noteholder Collateral Agent; Global Brass & Copper, Inc.; Global Brass & Copper Holdings, Inc.; and the subsidiaries of the Company named therein, as it may be amended from time to time in accordance with this Indenture (the “Intercreditor Agreement”). Each Holder, by its acceptance of a Note, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Trustee and the Notes Collateral Agent to enter into the Intercreditor Agreement as Trustee and Notes Collateral Agent, respectively, and on behalf of such Holder. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a provision of the Intercreditor Agreement, such provision of the Intercreditor Agreement shall control. The foregoing provisions are intended as an inducement to the holders of Lenders Debt to extend credit and such holders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

SECTION 13.16. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

GLOBAL BRASS AND COPPER, INC.,

By:
Name: Robert Micchelli
Title: Chief Financial Officer

GLOBAL BRASS AND COPPER HOLDINGS, INC.,

By:
Name: Robert Micchelli
Title: Chief Financial Officer

A.J. OSTER, LLC
A.J. OSTER CARIBE, LLC
A.J. OSTER FOILS, LLC
A.J. OSTER WEST, LLC
BRYAN METALS, LLC
CHASE INDUSTRIES, LLC
CHASE BRASS AND COPPER COMPANY, LLC
OLIN FABRICATED METAL PRODUCTS, LLC
CHASE BRASS, LLC
GBC METALS, LLC,

By:
Name: Robert Micchelli
Title: Chief Financial Officer

[Signature Page to Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name: Richard Prokosch
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name: Richard Prokosch
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A1

[FORM OF FACE OF [INITIAL / EXCHANGE] NOTE]

GLOBAL BRASS AND COPPER, INC.

9.50% Senior Secured Notes Due 2019

CUSIP No. [ ]
ISIN No. [ ]
No. [ ]	$ [ ]

GLOBAL BRASS AND COPPER, INC., a Delaware corporation, promises to pay to [        ], or its registered assigns, the principal sum of [        ] Dollars ($[        ]) on June 1, 2019.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

GLOBAL BRASS AND COPPER, INC.

by
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Notes referred to in the Indenture.

by

Authorized Signatory

2

[FORM OF REVERSE SIDE OF [INITIAL / EXCHANGE] NOTE]

9.50% Senior Secured Notes Due 2019

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture.]

1.	Interest

Global Brass and Copper, Inc., a Delaware corporation (such Person, and its respective successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at a rate per annum of 9.50%[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 0.50%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured and, if practicable, the Company shall notify the Trustee in writing of the occurrence of a Registration Default promptly (and in any event prior to the next stated payment of interest) and of the cure of such Registration Default promptly following the occurrence thereof (and in any event prior to the next scheduled payment of interest)].1 The Company will pay interest semiannually in arrears to the holders of record of the Notes on June 1 and December 1 of each year, commencing December 1, 2012. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.2 Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Note plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the May 15

[1]

Insert on Initial Notes and, if at the date of issuance of the Exchange Note any Registration Default has occurred and is continuing with respect to the related Initial Note, on the related Exchange Note.

[2]	Interest on an Additional Note may accrue from another date, as specified in such Additional Note.

3

and November 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.

4.	Indenture

The Company issued the Notes under an Indenture dated as of June 1, 2012 (the “Indenture”), among the Company, the Guarantors, the Trustee and the Notes Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

The Notes are secured obligations of the Company. The Indenture contains covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets to secure indebtedness; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications contained in the Indenture. If and to the extent that any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

4

5.	Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Notes.

On and after June 1, 2016, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice provided in accordance with the Indenture, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to (but not including) the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 1 of the years set forth below:

Period	Redemption Price

2016	104.750%

2017	102.375%

2018 and thereafter	100.000%

In addition, prior to June 1, 2016, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice provided in accordance with the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to (but not including) the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Notwithstanding the foregoing, at any time and from time to time on or prior to June 1, 2015, the Company may redeem, upon not less than 30 nor more than 60 days’ prior notice provided in accordance with the Indenture, in the aggregate principal amount not to exceed 25% of the aggregate principal amount of the Notes (which includes Additional Notes, if any, but without duplication in respect of any Exchange Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Company or (2) by any direct or indirect parent of the Company, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price (expressed as a percentage of principal amount thereof) of 109.50% plus accrued and unpaid interest and additional interest, if any, to (but not including) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 75%

5

of the aggregate principal amount of Notes (which includes Additional Notes, if any), remains outstanding after each such redemption and (2) such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated and otherwise in accordance with the procedures set forth in the Indenture. Notice of any redemption upon any Equity Offering may be given prior to the completion thereof.

In connection with any redemption of Notes under the Indenture (including in connection with a Change of Control, an Asset Sale Offer or a redemption described in this Paragraph 5), any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including any related Equity Offering, other financing or a Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, any of such conditions may be waived, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

6.	Notice of Redemption

Notice of redemption will be provided at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.	Put Provisions

Unless the Company has given notice of redemption as described under Paragraph 5 of this Note with respect to all the Notes, not later than 30 days following any Change of Control, any Holder of Notes will have the right to cause the Company to purchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be purchased plus accrued interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of the Indenture.

8.	Guarantee

The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors to the extent set forth in the Indenture.

6

9.	Security

The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture, the Security Documents and the Intercreditor Agreement.

10.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

11.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time shall be entitled to terminate some or all of their and the Guarantors’ obligations under the Notes and the Indenture if the Company deposits with the Trustee money or, in certain cases, U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.	Amendment, Waiver

The Company and the Trustee may amend the Indenture, the Notes, any Security Document or the Intercreditor Agreement to the extent provided in Article 9 of the Indenture.

7

15.	Defaults and Remedies

Article 6 of the Indenture provides for certain Events of Default and remedies with respect to the Notes.

16.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation; provided, however, the foregoing will not affect or limit any liability of any Guarantor under the Indenture or its Guarantee. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company have caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

8

21.	Holders’ Compliance with Registration Rights Agreement

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22.	Intercreditor Agreement

Reference is made to the Senior Lien Intercreditor Agreement dated as of the Issue Date, among Wells Fargo Bank, National Association, as collateral agent for the ABL Facility Secured Parties referred to therein; Wells Fargo Bank, National Association, as Trustee; Wells Fargo Bank, National Association, as Noteholder Collateral Agent; Global Brass & Copper, Inc.; Global Brass & Copper Holdings, Inc.; and the subsidiaries of the Company named therein, as it may be amended from time to time in accordance with this Indenture (the “Intercreditor Agreement”). Each Holder, by its acceptance of a Note, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Trustee and the Notes Collateral Agent to enter into the Intercreditor Agreement as Trustee and Notes Collateral Agent, respectively, and on behalf of such Holder. If and to the extent that any provision of this Note limits, qualifies or conflicts with a provision of the Intercreditor Agreement, such provision of the Intercreditor Agreement shall control. The foregoing provisions are intended as an inducement to the holders of Lenders Debt to extend credit and such holders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

23.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Global Brass & Copper, Inc.

475 N. Martingale Road, Suite 1050

Schaumburg, IL 60173

Attention: General Counsel

9

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                    agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

2

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

*	This schedule should be included only if the Note is issued in global form.

3

EXHIBIT A2

[Form of Face of Regulation S Temporary Global Note]

GLOBAL BRASS AND COPPER, INC.

9.50% Senior Secured Notes Due 2019

CUSIP No. [ ]
ISIN No. [ ]
No. [ ]	$ [ ]

GLOBAL BRASS AND COPPER, INC., a Delaware corporation, promises to pay to [    ], or its registered assigns, the principal sum of [        ] Dollars ($[        ]) on June 1, 2019.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

GLOBAL BRASS AND COPPER, INC.

by
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By
Authorized Signatory

2

[Form of Back of Regulation S Temporary Global Note]

9.50% Senior Secured Notes Due 2019

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A)(1) TO GLOBAL BRASS & COPPER HOLDINGS, INC., OR ANY OF ITS SUBSIDIARIES, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S OR (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (A)(4) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S OR PURSUANT TO CLAUSE (A)(5) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO 2.02 AND SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture.]

1.	Interest

Global Brass & Copper, Inc., a Delaware corporation (such Person, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at a rate per annum of 9.50%[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 0.50%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured and, if practicable, the Company shall notify the Trustee in writing of the occurrence of a Registration Default promptly (and in any event prior to the next stated payment of interest) and of the cure of such Registration Default promptly following the occurrence thereof (and in any event prior to the next scheduled payment of interest)].1 The Company will pay interest semiannually in arrears to the holders of record of the Notes on June 1 and December 1 of each year, commencing December 1, 2012. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.2 Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Note plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

[1]

Insert on Initial Notes and, if at the date of issuance of the Exchange Note any Registration Default has occurred and is continuing with respect to the related Initial Note, on the related Exchange Note.

[2]	Interest on an Additional Note may accrue from another date, as specified in such Additional Note.

2

2.	Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the May 15 and November 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.

4.	Indenture

The Company issued the Notes under an Indenture dated as of June 1, 2012 (the “Indenture”), among the Company, the Guarantors, the Trustee and the Notes Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

The Notes are secured obligations of the Company. The Indenture contains covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets to secure indebtedness; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications contained in the Indenture. If and to the extent that any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

3

5.	Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Notes.

On and after June 1, 2016, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice provided in accordance with the Indenture, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to (but not including) the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 1 of the years set forth below:

Period	Redemption Price

2016	104.750%

2017	102.375%

2018 and thereafter	100.000%

In addition, prior to June 1, 2016, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice provided in accordance with the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to (but not including) the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Notwithstanding the foregoing, at any time and from time to time on or prior to June 1, 2015, the Company may redeem, upon not less than 30 nor more than 60 days’ prior notice provided in accordance with the Indenture, in the aggregate principal amount not to exceed 25% of the original aggregate principal amount of the Notes (which includes Additional Notes, if any, but without duplication in respect of any Exchange Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Company or (2) by any direct or indirect parent of the Company, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price (expressed as a percentage of principal amount thereof) of 109.50% plus accrued and unpaid interest and additional interest, if any, to (but not including) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (1) at least 75% of the aggregate principal amount of the Notes (which includes Additional Notes, if any), remains outstanding after each such redemption and (2) that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated and otherwise in accordance with the procedures set forth in the Indenture. Notice of any redemption upon any Equity Offering may be given prior to the completion thereof.

4

In connection with any redemption of Notes under the Indenture (including in connection with a Change of Control, an Asset Sale Offer or a redemption described in this Paragraph 5), any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including any related Equity Offering, other financing or a Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, any of such conditions may be waived, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

6.	Notice of Redemption

Notice of redemption will be provided at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.	Put Provisions

Unless the Company has given notice of redemption as described under Paragraph 5 of this Note with respect to all the Notes, not later than 30 days following any Change of Control, any Holder of Notes will have the right to cause the Company to purchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be purchased plus accrued interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of the Indenture.

8.	Guarantee

The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors to the extent set forth in the Indenture.

9.	Security

The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture, the Security Documents and the Intercreditor Agreement.

5

10.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

11.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time shall be entitled to terminate some or all of their and the Guarantors’ obligations under the Notes and the Indenture if the Company deposits with the Trustee money or, in certain cases, U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.	Amendment, Waiver

The Company and the Trustee may amend the Indenture, the Notes, any Security Document or the Intercreditor Agreement to the extent provided in Article 9 of the Indenture.

15.	Defaults and Remedies

Article 6 of the Indenture provides for certain Events of Default and remedies with respect to the Notes.

16.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

6

17.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation; provided, however, the foregoing will not affect or limit any liability of any Guarantor under the Indenture or its Guarantee. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company have caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.	Holders’ Compliance with Registration Rights Agreement

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22.	Intercreditor Agreement

Reference is made to the Senior Lien Intercreditor Agreement dated as of the Issue Date, among Wells Fargo Bank, National Association, as collateral agent for the ABL Facility Secured Parties referred to therein; Wells Fargo Bank, National Association, as Trustee; Wells Fargo Bank, National Association, as Noteholder Collateral Agent; Global Brass & Copper, Inc.; Global Brass & Copper Holdings, Inc.; and the subsidiaries of the Company named therein, as it may be amended from time to time in accordance with this Indenture (the “Intercreditor Agreement”). Each Holder, by its acceptance of a Note, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the

7

Intercreditor Agreement and (c) authorizes and instructs the Trustee and the Notes Collateral Agent to enter into the Intercreditor Agreement as Trustee and Notes Collateral Agent, respectively, and on behalf of such Holder. If and to the extent that any provision of this Note limits, qualifies or conflicts with a provision of the Intercreditor Agreement, such provision of the Intercreditor Agreement shall control. The foregoing provisions are intended as an inducement to the holders of Lenders Debt to extend credit and such holders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

23.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Global Brass & Copper, Inc.

475 N. Martingale Road, Suite 1050

Schaumburg, IL 60173

Attention: General Counsel

8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

10

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

*	This schedule should be included only if the Note is issued in global form.

11

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Global Brass & Copper, Inc.

475 N. Martingale Road, Suite 1050

Schaumburg, IL 60173

Wells Fargo Bank – DAPS Reorg.

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re:	9.50% Senior Secured Notes due 2019

Reference is hereby made to the Indenture, dated as of June 1, 2012 (the “Indenture”), among Global Brass & Copper, Inc., a Delaware corporation (the “Company”), Global Brass & Copper, Inc., a Delaware corporation (“Holdings”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to an Issuer or a subsidiary of an Issuer.

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act.

4. ☐ Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee shall hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Global Brass & Copper, Inc.

475 N. Martingale Road, Suite 1050

Schaumburg, IL 60173

Wells Fargo Bank – DAPS Reorg.

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re:	9.50% Senior Secured Notes due 2019

(CUSIP         )

Reference is hereby made to the Indenture, dated as of June 1, 2012 (the “Indenture”), among Global Brass & Copper, Inc., a Delaware corporation (the “Company”), Global Brass & Copper, Inc., a Delaware corporation (“Holdings”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE TO BE

DELIVERED BY ADDITIONAL SUBSIDIARY GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [                    ] among [                     ] (the “Additional Subsidiary Guarantor”), a [                     ] corporation and a [direct][indirect] subsidiary of Global Brass & Copper, Inc. (or its permitted successor) (the “Company”), the Company, Global Brass & Copper Holdings, Inc., Wells Fargo Bank, National Association, as trustee under the Indenture (the “Trustee”) and Wells Fargo Bank, National Association, as notes collateral agent under the Indenture (the “Notes Collateral Agent”).

W I T N E S S E T H :

WHEREAS the Company, Holdings and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of June 1, 2012, providing for the issuance of 9.50% Senior Secured Notes Due 2019 (the “Notes”);

WHEREAS, Section 4.11 and Section 10.06 of the Indenture provide that under certain circumstances the Company will cause the Additional Subsidiary Guarantor to execute and deliver to the Trustee a guaranty agreement pursuant to which the Additional Subsidiary Guarantor will Guarantee payment of the Notes on the same terms and conditions as those set forth in Article 10 of the Indenture; and

WHEREAS, pursuant to Section 9.01(a)(iv) of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Additional Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Guarantees. The Additional Subsidiary Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture (including Article 11).

SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

2

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

GLOBAL BRASS & COPPER, INC.,

by
Name:
Title:

GLOBAL BRASS & COPPER HOLDINGS, INC.,

by
Name:
Title:

[ADDITIONAL SUBSIDIARY GUARANTOR],

by
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

by
Name:
Title:

3